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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Bradley Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

September 29, 2006

Dear Fellow Stockholders:

        You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Thursday, October 26, 2006, at 9:00 a.m., Eastern Time, at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104.

        At the Annual Meeting, you will be asked to elect eight directors, three by the holders of the common stock voting separately as a class and five by the holders of the Class B common stock voting separately as a class, to ratify the appointment of Grant Thornton LLP as our auditors, to vote upon three proposals by a stockholder and to vote upon any other matter that may properly come before the meeting.

        This is a very important Annual Meeting for our Company and your vote is critical. We at Bradley are grateful for the support that you have given us. We ask you to continue to support your Company and vote for our slate of nominees so that we may continue our efforts to enhance long-term stockholder value through the initiatives we announced on August 28, 2006. These initiatives highlight the Company's existing strategic plan to improve and expand product offerings, strengthen our financial profile, increase alignment with stockholders' interests and focus intensely on operations.

        Costa Brava Partnership III L.P. ("Costa Brava"), a stockholder, has filed a preliminary proxy statement nominating three directors for election by the holders of common stock at the Annual Meeting. Your Board strongly urges you not to support the Costa Brava nominees, if they are presented at the meeting. At this year's Annual Meeting, the Company is proposing three carefully selected and highly qualified nominees to our Board to be elected by the holders of our common stock. We believe that this slate will allow us to continue the progress we are making in increasing stockholder value. We believe that Costa Brava's plans for the Company do not benefit the Company or you as stockholders. Costa Brava also presented a proposal for inclusion in our Company's Proxy Statement requesting that the Board of Directors consider a policy of separating the positions of chairman and chief executive officer. Your Board strongly urges you to vote against this proposal. Your Board believes that a single person serving as Chair and Chief Executive Officer and the only management representative on the Board provides unified leadership and direction in enhancing long-term stockholder value. Costa Brava also has a proposal to recommend that the Board of Directors of the Company consider a recapitalization transaction that would adopt a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors. Your Board urges you to vote against any recapitalization proposal that may be properly presented at the Annual Meeting. Our current dual class capitalization promotes stability and continuity in the leadership and management of the Company, which allows the Company to focus on enhancing long-term stockholder value, and provides the Company with greater flexibility in financing its growth. Lastly, Costa Brava has a proposal that would authorize the Company, if any of the Costa Brava nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava nominees in undertaking their solicitation and related litigation. Because your Board believes that Costa Brava's slate of director nominees would not be in the best interest of the Company, the Board does not believe that the Company should reimburse Costa Brava for its costs and expenses. Your Board urges you to vote against any reimbursement proposal that may be properly presented at the Annual Meeting.

        Please read the enclosed Proxy Statement carefully, and vote for your Board's nominees as listed on the WHITE proxy card. If you do not expect to be present, you are requested to fill in, date and sign the accompanying WHITE proxy card, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the meeting. You are also able to vote your shares on the Internet as shown on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card. If you decide to attend the meeting in person, you may, if you desire, revoke your proxy and vote your shares in person. The Annual Meeting is open to all stockholders or their authorized representatives. In order to attend the Annual Meeting, you must present an admission ticket. You may request a ticket in advance by following the instructions set forth in the notice of meeting.

        On behalf of the Board of Directors, I thank you for your continuing support.

Sincerely,

DANIEL GLASSMAN
Chairman, President and CEO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 26, 2006

Time	Place
Thursday, October 26, 2006 9:00 a.m., Eastern Time	Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104

Purposes

  1.
  To elect eight directors, three by the holders of the common stock voting separately as a class and five by the holders of the Class B common stock voting separately as a class, to serve until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed; THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD. WE URGE YOU NOT TO VOTE FOR ANY NOMINEES OF COSTA BRAVA AND NOT TO EXECUTE ANY PROXY CARD EXCEPT A WHITE PROXY CARD;

  2.
  To ratify the Audit Committee's selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006; THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL;

  3.
  If properly presented to the meeting, to vote upon a proposal by a stockholder that requests that the Board of Directors establish a policy to separate, whenever possible, the roles of Chair and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors; THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL;

  4.
  If properly presented to the meeting, to vote upon a proposal by a stockholder to recommend that the Board of Directors of the Company consider a recapitalization transaction that adopts a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors; THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL;

  5.
  If properly presented to the meeting, to vote upon a proposal by a stockholder to authorize the Company, if any of such stockholder's nominees are elected to the Board of Directors, to reimburse the costs and expenses of such stockholder and its nominees in undertaking their solicitation and related litigation; THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL; and

  6.
  To consider and act upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

Record Date

        Only stockholders of record of our common stock and Class B common stock at the close of business on September 21, 2006 shall be entitled to receive notice of, and to vote at, the meeting and any adjournment(s) thereof.

Mailing Date

        This Notice and the enclosed Proxy Statement, WHITE proxy card and 2005 Annual Report on Form 10-K are first being mailed to stockholders on or about September 29, 2006.

Meeting Documents

        A WHITE proxy card, Notice of Meeting and Proxy Statement are enclosed herewith. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, containing financial statements for the year ended December 31, 2005, has also been enclosed in the same mailing with this Proxy Statement but should not be considered soliciting materials.

Voting

        If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the accompanying WHITE proxy card, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. You are also able to vote your shares on the Internet as shown on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card. If you decide to attend the meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person, provided you obtain an Admission Ticket in the manner provided below and bring it to the meeting.

        We urge you to vote only on the WHITE proxy card. Costa Brava has filed a preliminary proxy statement and other solicitation materials presenting a slate of nominees to be elected by the holders of common stock, and presenting a proposal to separate the roles of Chair and CEO, a recapitalization proposal and a reimbursement proposal. Your Board of Directors urges you NOT to sign any proxy card that may be sent to you by Costa Brava. If you previously returned a proxy card, you may change any vote you may have cast in favor of the Costa Brava nominees or any stockholder proposal and vote in favor of the Company's nominees and against any stockholder proposal by marking, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope. The properly executed proxy card you submit with the latest date will be the one honored. We urge you to disregard any other proxy card sent to you regarding these matters.

        See the question and answer section for information on how to vote by proxy card, how to revoke a proxy, and how to vote shares in person, by telephone, or by Internet at the Annual Meeting.

Attending the Meeting

        The Annual Meeting is open to all stockholders or their authorized representatives. In order to attend the Annual Meeting, you must present an admission ticket. You may request a ticket in advance by following the instructions below. Stockholders who do not have admission tickets will be admitted only following proof of share ownership. If you hold shares of common stock in your own name, please signify your intention to attend the Annual Meeting when you vote by telephone or over the Internet or check the appropriate box on your proxy card. If you hold your shares through a broker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement) to our corporate secretary at the above address.

Please contact Bradley's proxy solicitor, Georgeson Inc., toll free at 866-856-2826 if you have any questions about voting your shares.

By Order of the Board of Directors,

DANIEL GLASSMAN
Chairman, President and CEO

Dated: September 29, 2006

YOUR VOTE IS IMPORTANT. PLEASE VOTE. YOU MAY VOTE BY INTERNET, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

383 Route 46 West
Fairfield, New Jersey 07004

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 26, 2006

ABOUT THE MEETING

When and where will the meeting be held?

        The 2006 Annual Meeting of Stockholders of Bradley Pharmaceuticals, Inc. (together with its subsidiaries, the "Company" or "Bradley") will be held at 9:00 a.m., Eastern Time, on Thursday, October 26, 2006, at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, and at any adjournment(s) thereof (the "Annual Meeting").

Do I need a ticket to attend the Annual Meeting?

        Yes. The Annual Meeting is open to all stockholders or their authorized representatives. In order to attend the Annual Meeting, you must present an admission ticket. You may request a ticket in advance by following the instructions below. Stockholders who do not have admission tickets will be admitted only following proof of share ownership. If you hold shares of common stock in your own name, please signify your intention to attend the Annual Meeting when you vote by telephone or over the Internet or check the appropriate box on your proxy card. If you hold your shares through a broker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement) to our corporate secretary at the above address.

What are the purposes of the Annual Meeting?

        You will be asked to consider and vote upon:

  •
  The election of eight directors, three by the holders of the common stock voting separately as a class and five by the holders of the Class B common stock voting separately as a class, to serve until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed;

  •
  To ratify the Audit Committee's selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006;

  •
  If properly presented to the meeting, to vote upon a proposal by a stockholder that requests that the Board of Directors consider establishing a policy to separate, whenever possible, the roles of Chair of the Board of Directors and Chief Executive Officer (or CEO), so that an independent director who has not served as an executive officer of the Company serves as Chair;

  •
  If properly presented to the meeting, to vote upon a proposal by a stockholder to recommend that the Board of Directors of the Company consider a recapitalization transaction that would adopt a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors (see "Proxy Fight" in this Proxy Statement);

  •
  If properly presented to the meeting, to vote upon a proposal by a stockholder to authorize the Company, if any of such stockholder's nominees are elected to the Board of Directors, to reimburse the costs and expenses of such stockholder and its nominees in undertaking their solicitation and related litigation; and

  •
  To consider and act upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

        The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters are presented for a vote and you grant a proxy, the persons named as proxy holders, Daniel Glassman and Alan S. Goldstein, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Additionally, if, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Who is entitled to vote?

        Only stockholders of record at the close of business on Thursday, September 21, 2006, the record date for the Annual Meeting (the "Record Date"), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you owned on that date.

How many votes can be cast by the holders of our common stock and Class B common stock?

        On September 21, 2006, the Record Date, there were 16,875,084 shares of the Company's common stock and 429,752 shares of the Company's Class B common stock outstanding. The holders of common stock and Class B common stock are generally entitled to one vote and five votes, respectively, for each share held on the Record Date, but with respect to the election of directors, so long as there are at least 325,000 shares of Class B common stock issued and outstanding, holders of Class B common stock, voting separately as a class, are entitled to elect the sum of one plus one-half of the total number of directors and holders of common stock, voting separately as a class, are entitled to elect the balance of the directors.

How many votes must be present to hold the meeting?

        A quorum of each of the common stock and Class B common stock must be present. A quorum normally is a majority (more than half) of the outstanding shares eligible to vote on the particular matter present at the meeting or represented by proxy. Pursuant to a stipulated final order of the Delaware Court of Chancery, for purposes of this Annual Meeting, a quorum will be the shares of Bradley stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote thereat, notwithstanding any provision of Bradley's Certificate of Incorporation or By-Laws. Abstentions and broker non-votes will be counted towards the quorum. (See "Proxy Fight—Interactions with Costa Brava" for additional information about the order.)

How many votes are required for the election of directors?

        The affirmative vote of a majority of the shares of the Company's common stock or Class B common stock, as the case may be, represented in person or by properly executed proxy, is required to approve the election of the Company's nominees for election by those shares of stock. At the Annual Meeting, the holders of common stock are entitled to elect three directors and the holders of Class B common stock are entitled to elect five directors.

How many votes are required for the ratification of the selection of the independent registered public accounting firm and approval of the stockholder proposal regarding separating the position of Chair and CEO?

        The affirmative vote of a majority of the voting power of the Company's common stock and Class B common stock, voting together as a class, present or represented and entitled to vote and voting is required for the ratification of the appointment of the Company's independent registered public accounting firm or approval of any of the stockholder proposals. The New York Stock Exchange has determined that the ratification of the selection of independent auditors is a "routine" item. Therefore, a broker or nominee may vote shares held by it with respect to that item if no instructions are received for it at least 15 days before the Annual Meeting.

How many votes are required for other matters that may properly come before the meeting?

        The affirmative vote of a majority of the voting power of the Company's common stock and Class B common stock, voting together as a class, present or represented and entitled to vote and voting is required for all other business that may properly come before the Annual Meeting or any adjournments.

How do I vote?

        You may:

  •
  Vote by marking, signing, dating and returning a proxy card. To vote for the Company's nominees, mark, sign, date, and return the enclosed WHITE proxy card in the accompanying envelope and do not sign or return any proxy card sent to you by Costa Brava. Withholding authority to vote for the Costa Brava nominees on any proxy card it sends you is not the same as voting for the Company's nominees. We urge you to disregard any proxy card that Costa Brava may send you and to sign and return the WHITE proxy card;

  •
  Vote via the Internet by following the voting instructions on the WHITE proxy card or the voting instructions provided by your broker, bank, or other holder of record. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded. If you submit your vote by Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

  •
  Place your vote by telephone by following the instructions on the WHITE proxy card or the instructions provided by your broker, bank, or other holder of record; or

  •
  Vote in person by attending the Annual Meeting. We will distribute written ballots to any stockholder of record who wishes to vote in person at the Annual Meeting.

How are shares voted that are held in a Company 401(k) plan?

        The Bradley Pharmaceuticals 401(k) trust includes an Employee Stock Ownership Plan feature. At the Record Date, 108,083 shares were held in the trust for participants. The Company's transfer agent, American Stock Transfer & Trust Company, sent a proxy statement, an annual report and a voting instruction form to each participant who held shares through the Company's 401(k) plan at the Record Date. Frontier Trust, as trustee, will vote the shares in accordance with instructions received from participants. Frontier Trust will vote shares for which no instructions were received in the same proportion, for and against, as the shares for which instructions were received.

        To allow sufficient time for voting by the trustee, your voting instructions for 401(k) plan shares must be received by 11:59 p.m. Eastern Time on October 24, 2006.

What if I return my proxy card and don't vote on a matter listed on it?

        If you return a WHITE proxy card without indicating your vote, your shares will be voted FOR the director nominees listed on the proxy card, FOR ratification of the selection of the auditors, AGAINST the proposal by a stockholder to separate the positions of Chair of the Board of Directors and Chief Executive Officer, AGAINST the recapitalization proposal by a stockholder, AGAINST the reimbursement proposal by a stockholder and in the discretion of the person named in the proxy on any other matters that may be properly brought before the meeting.

Can I change my vote?

        Yes. Send in a new WHITE proxy card with a later date, cast a new vote by Internet, or send a written notice of revocation to the Company's Secretary at the address on the cover page of this Proxy Statement. If you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in "street name", you will need to obtain a proxy form from the institution that holds your shares.

        If you have previously signed a proxy card that is not white, you may change any vote you may have cast in favor of the Costa Brava nominees and vote in favor of the Company's director nominees by marking, signing, dating, and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope.

        We urge you to vote only on the WHITE proxy card. We strongly urge you to revoke any proxy card you may have returned other than a WHITE proxy card. Any signed proxy card you return that is not white—even if it reflects votes "AGAINST" the Costa Brava nominees—will cancel any votes reflected on any WHITE proxy card that you may have previously returned. You may also revoke your vote by attending the Annual Meeting in person and giving notice of revocation to the inspector of election.

What does it mean if I receive more than one WHITE proxy card?

        If you hold your shares in multiple registrations, or in both registered and street name, you will receive a WHITE proxy card for each account. Please sign, date, and return all WHITE cards you receive. If you choose to vote by phone or Internet, please vote each proxy card you receive. Only your latest dated proxy for each account will be voted.

        As previously noted, Costa Brava has commenced a proxy fight and has indicated that it intends to distribute an opposition proxy statement and a different color proxy card. As a result, you will receive proxy cards from both Costa Brava and the Company. Because only the latest dated proxy card is counted, stockholders may receive more than one WHITE proxy card from management regardless of whether or not they have previously voted. To ensure stockholders have management's latest proxy information and materials to vote, management may conduct multiple mailings prior to the Annual Meeting date.

        To vote as management recommends, stockholders must use management's WHITE proxy card. Voting against the dissident on the dissident's proxy card will not be counted as a vote for management and can result in the revocation of any previous vote you may have cast for management on the WHITE proxy card.

        If you have voted the dissident stockholder's proxy card, you have every right to change your vote by executing management's WHITE proxy card.

Will my shares be voted if I do not sign and return my proxy card?

        They could be, but not for the contested election of directors or for a stockholder proposal to which your Board is opposed. If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may either use its discretion to vote your shares on "routine matters" or leave your shares unvoted. For any "non-routine matters" being considered at the meeting (such as the election of directors in an election contest or a proposal by a stockholder to which your Board is opposed), your broker or other nominee will not have discretionary authority to vote your shares. If your shares are held in street name, your broker, bank, or nominee will include a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by returning your WHITE proxy card to your nominee and contact the person responsible for your account to ensure that a WHITE proxy card is voted on your behalf.

Who will act as inspector of election?

        The Company will retain an independent third party to act as inspector of election.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election. The inspector will also determine whether a quorum is present at the Annual Meeting.

        The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any WHITE proxy card that is returned signed but not marked will be voted FOR each of the Director nominees, FOR the ratification of the Audit Committee's selection of Grant Thornton LLP as the Company's independent registered public accounting firm, AGAINST the proposal by a stockholder to separate the positions of Chair of the Board of Directors and Chief Executive Officer, AGAINST the recapitalization proposal by a stockholder, AGAINST the reimbursement proposal by a stockholder and as the proxy holder deems desirable for any other matters that may properly come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

What are abstentions and broker non-votes?

        Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the existence of a quorum. Abstentions are not counted in tabulations of the votes cast on stockholder proposals presented. Broker non-votes will not be counted as votes for or against such proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner expressly does not vote on a particular matter because the nominee does not have discretionary voting power with respect to the matter and has not received instructions from the beneficial owner.

Who is soliciting my vote?

        Your vote is being solicited by and on behalf of the Company's Board of Directors.

How will my vote be solicited?

        In addition to sending you these materials, some of our directors and executive officers as well as certain members of management may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by us, postings on our web site, www.bradpharm.com, and advertisements in periodicals. Appendix A sets forth information relating to our directors, director nominees, executive officers, and certain members of management who are considered "participants" in our solicitation under the rules of the Securities and Exchange

Commission (the "SEC") by reason of their position as directors, director nominees, executive officers or certain members of management or because they may be soliciting proxies on our behalf.

        We also have retained Georgeson Inc., 17 State Street, New York, NY 10004, to assist us in soliciting your proxy. Georgeson expects that approximately 50 of its employees will assist in the solicitation. Georgeson will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of Bradley common stock. If so, we will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Bradley common stock.

Who pays for the solicitation of my vote?

        The Company pays the costs of soliciting your vote, including the costs of preparing, printing and mailing the proxy materials. None of our officers or employees will receive any extra compensation for soliciting you. Georgeson Inc. will receive an estimated fee of up to $250,000 plus reasonable out-of-pocket expenses. Under Georgeson's retention agreement, the Company will also generally indemnify and hold harmless Georgeson and its affiliates against claims, costs and expenses directly relating to Georgeson's services to the Company. Our expenses related to the solicitation in excess of those normally spent for an Annual Meeting as a result of the proxy fight including Georgeson but excluding salaries and wages of our regular employees and officers are expected to be approximately $1.1 million of which approximately $600,000 has been spent to date. These expenses exclude the costs of litigation commenced by Costa Brava of approximately $225,000 to date, which amount could grow significantly.

        Costa Brava has presented a proposal authorizing the Company, if any of the Costa Brava nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava nominees in undertaking their solicitation and related litigation. Further, if any of Costa Brava's proposals are approved by the stockholders or Costa Brava petitions a court to award payment of its expenses, the Company may be required to pay the significant expenses expected to be incurred by Costa Brava in connection with its solicitation, including the numerous litigations it has commenced.

When will this Proxy Statement be sent to stockholders?

        This Proxy Statement is first being sent to stockholders on or about September 29, 2006. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, containing financial statements for the year ended December 31, 2005, has also been enclosed in the same mailing with this Proxy Statement.

Can I access the Company's proxy materials and annual report electronically?

        This Proxy Statement and the Company's 2005 Annual Report on Form 10-K are available on its Internet web site at www.bradpharm.com.

What is "householding" and how does it affect me?

        The SEC has adopted a rule concerning the delivery of annual reports and proxy statements that permits the Company, with your permission, to send a single set of these proxy materials to any household at which two or more stockholders reside if the Company believes they are members of the same family. A separate proxy card would still be mailed to each stockholder at the same address. This rule is called "householding" and its purpose is to help reduce printing and mailing costs of proxy materials. The Company has instituted this procedure.

        A limited number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company's common stock or Class B common stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this Proxy Statement or our 2005 Annual Report on Form 10-K, wish to receive separate copies of the annual report and proxy statement in the future, or wish to revoke your decision to household. These options are available to you at any time.

PROXY FIGHT

Interactions with Costa Brava

        Bradley was initially contacted in June 2006 by Ropes & Gray LLP, as counsel to and on behalf of Costa Brava Partnership III L.P., of which Roark, Rearden and Hamot, LLC ("RRH") is its general partner, and Seth W. Hamot is the President of RRH (collectively, "Costa Brava"). Costa Brava is a hedge fund with approximately $130 million under management that describes itself as focusing on turnaround situations, defaulted and distressed debt, and complex litigation. As of August 16, 2006, Costa Brava reported that it owned 1,640,700 shares of common stock or approximately 9.5% of our outstanding common stock with a weighted average purchase price of approximately $10.20 per share.

        Costa Brava has initiated numerous actions intended to disrupt the operations of the Company and distract management's attention from the Company's business.

        First, on June 15, 2006, Ropes & Gray LLP sent a letter (the "June 15th Letter") to Mr. Daniel Glassman, our Chairman, President and Chief Executive Officer. The letter alleged that by scheduling a combined 2005/2006 Annual Meeting of Stockholders for July 18, 2006, the original date we proposed to have this Annual Meeting, the Company had violated certain notice requirements under the federal securities laws and deprived Costa Brava of the opportunity to submit a shareholder proposal or a slate of director nominees for election to the Board of Directors at the Annual Meeting. The letter also alleged that Proposal One in the original proxy statement filed by us on June 9, 2006 (the "June Proxy Statement") violated our Certificate of Incorporation and By-Laws by providing that the holders of Class B common stock have the right to elect a supermajority of the Board of Directors (six of nine directors) rather than a simple majority (five of nine directors). The letter made a written demand on us to immediately announce a date by which shareholder proposals may be submitted for inclusion in our proxy statement, file an amended proxy statement that includes all properly submitted shareholder proposals, immediately announce the date by which nominees for election as directors must be submitted to the Company in order to comply with any advance notice requirement, postpone the date of the Annual Meeting to allow Costa Brava and other holders of our common stock to prepare their own proxy statement proposing a slate of director nominees, and provide in its revised proxy materials that holders of Class B common stock have the right to elect only five of the nine directors of the Company.

        On June 21, 2006, the Board of Directors of Bradley met to consider Costa Brava's June 15th Letter. While the Board disagreed with the assertions set forth in the June 15th Letter, in an effort to avoid the cost and burden of litigation associated with the matters identified in the June 15th Letter, and without conceding the matters raised, or the accuracy of the allegations, in the June 15th Letter, the Board resolved to reschedule its annual meeting, originally scheduled to occur on July 18, 2006, in part to allow stockholders to submit proposals and otherwise prepare for the annual meeting. The Board of Directors also resolved to reduce the number of directors constituting the Board of Directors from nine to eight members, effective as of the date of the rescheduled annual meeting such that the holders of common stock voting separately as a class would be entitled to elect three directors and the holders of Class B common stock voting separately as a class would be entitled to elect five directors, consistent with Bradley's Certificate of Incorporation and By-Laws.

        Second, Costa Brava filed a lawsuit against the Company (the "June Complaint") in the United States District Court for the District of Massachusetts, seeking an order to postpone the annual meeting by 30 days and an order that, under Delaware law, the Company impermissibly delegated to the holders of Class B common stock the right to elect a supermajority of the Board of Directors (six of nine directors) rather than a simple majority (five of nine directors). The Company received a copy of the June Complaint on June 22nd. The June Complaint was moot in light of the Board resolutions described above, and on June 26th, Costa Brava dismissed the June Complaint.

        On June 21, 2006, Costa Brava also submitted a shareholder proposal for inclusion in our proxy materials for the annual meeting. That proposal is included in this Proxy Statement under the heading "Stockholder Proposals—Proposal regarding separating the position of chair of the board of directors and chief executive officer."

        On July 18, 2006, the Company received a letter from Costa Brava indicating its intention to nominate three directors for election at our 2006 annual meeting of stockholders: Douglas E. Linton, John S. Ross and Seth W. Hamot. Costa Brava notified the Company that in the event the Nominating and Corporate Governance Committee decided not to accept these three individuals as part of the Company's slate, Costa Brava intended to nominate these individuals for election as directors and to solicit proxies for their election. In addition, Costa Brava submitted to the Company a demand for the production of stockholder information and related documents pursuant to Section 220 of the General Corporation Law of the State of Delaware (the "Delaware Corporate Law"). By letter dated July 24, 2006, Costa Brava also notified the Company that it intended to submit a proposal to recommend that the Board of Directors of the Company consider a recapitalization transaction that would adopt a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors.

        Third, on August 8, 2006, Costa Brava filed a lawsuit (the "211 Complaint") against the Company in the Court of Chancery of the State of Delaware seeking, among other things, an order pursuant to Section 211 of the Delaware Corporate Law directing the Company to call and hold an annual meeting of stockholders, at the earliest practicable date, but no later than October 1, 2006.

        Fourth, on August 9, 2006, Costa Brava filed a lawsuit (the "220 Complaint") against the Company in the Court of Chancery of the State of Delaware seeking an order directing the Company to produce the stockholder information and related documents identified in its July 18, 2006 letter.

        Fifth, on August 14, 2006, Costa Brava filed a lawsuit (the "August Complaint") against the Company in the Court of Chancery of the State of Delaware seeking a declaration that (1) the Board of Directors improperly expanded its size from eight to nine seats without permitting the new seat to be appointed by the directors elected by the holders of the Company's common stock; (2) the appointment of the most recent director is invalid and void; and (3) the Company's Class B common stock is entitled to one vote per share, not five votes per share. The August Complaint also seeks to enjoin the Board of Directors from taking further action until it is properly constituted as required by the Company's governing documents and from taking any position that the Company's Class B common stock is entitled to five votes per share.

        On August 17, 2006, unrelated to any action by Costa Brava, C. Ralph Daniel, III, M.D. resigned, effective immediately, as a member of the Board of Directors. Dr. Daniel did not have any disagreements with the Company. In an effort to avoid the cost and burden of litigation associated with matters identified in the August Complaint and without conceding the matters raised, or the accuracy of the allegations, in the August Complaint, on August 17, 2006: (1) Leonard S. Jacob, M.D., Ph.D., resigned as a member of the board and Chairman of the Nominating and Corporate Governance Committee; (2) as previously announced but effective immediately, the Board of Directors of the Company set the number of directors at eight members; (3) the Class B Directors filled the vacancy created by the resignation of Dr. Daniel on August 17, 2006 by electing Dr. Jacob as a Class B Director of the Company to serve until the next annual meeting of the stockholders of the Company and until his successor is duly elected and qualified; and (4) the Board of Directors appointed Dr. Jacob as Chairman of the Nominating and Corporate Governance Committee.

        On August 22, 2006, the Company produced the stockholder information and related documents under Section 220 of the Delaware Corporate Law to Costa Brava's counsel, and on August 23, 2006, it announced the date of the rescheduled Annual Meeting and Record Date. The 211 and 220 complaints were subsequently dismissed on August 25, 2006 pursuant to stipulated final orders.

        On September 8, 2006, Costa Brava filed a preliminary proxy statement with the SEC.

Take Action to Support Your Board's Initiatives

        We recognize and appreciate the support that our stockholders have given us. We ask you to continue to support your Company and vote for our slate of nominees so that we may continue our efforts to enhance long-term stockholder value. In 2006 to date, we have had several important accomplishments. We are a timely filer of reports with the SEC. For the quarter and six months ended June 30, 2006, we reported net sales increased $8,959,980 and $10,510,537, or 31.8% and 17.1%, respectively, and net income increased $4,446,930 and $2,498,310, or 3,887.2% and 110.1%, respectively, from the same periods in the prior year. Our recent agreement with Medigene AG also demonstrates our strong commitment to developing new products that will contribute to the growth of our business.

        On August 28, 2006, we announced our initiatives to enhance long-term stockholder value. These initiatives highlight the Company's existing strategic plan to improve and expand product offerings, strengthen our financial profile, increase alignment with stockholders' interests and focus intensely on operations. These initiatives are:

  Improve and Expand Product Offerings

  •
  In-license phase II and III drugs and develop and bring to market products with long-term intellectual property protection

  •
  Expand existing partnerships and joint venture relationships with biotechnology companies

  •
  Foster new strategic alliances that deliver a stronger product portfolio

  •
  Increase focus on research and development activities

  •
  Develop products organically with longer lifecycles

  •
  Extend indications for current product portfolio

  Strengthen Financial Profile

  •
  Continue to remediate all material weaknesses previously disclosed

  •
  Explore alternatives regarding existing indebtedness

  •
  Implement a cost reduction program

  Increase Alignment with Stockholders' Interests

  •
  Actively explore initiatives to improve stockholder value

  •
  Communicate the Company's existing strategic plan in appropriate forums

  •
  Participate in industry and analyst conferences

  •
  Conduct quarterly earnings conference calls

  Focus Intensely on Operations

  •
  Improve performance across field sales force

  •
  Establish enhanced goals and actions

  •
  Improve training and accountability throughout field operations

        In addition, we believe our slate of directors for this Annual Meeting also demonstrates our commitment to good corporate governance. We continue to increase the number of independent and experienced directors. Following this Annual Meeting, if our slate is elected, our founder, Chairman and CEO, Daniel Glassman, will be the sole non-independent director on the Board and seven of our eight board members will be independent within the meaning of SEC and the New York Stock Exchange ("NYSE") corporate governance standards. The accounting and pharmaceutical industry expertise of the independent board members is enhanced by both the deep knowledge that Mr. Glassman has gained from leading the Company since its founding in 1985 and his commitment to the long-term success of Bradley as our largest individual stockholder and third largest stockholder overall.

We urge you NOT to support Costa Brava

        Bradley has tried to be responsive to the issues Costa Brava has raised. Costa Brava and Mr. Hamot, however, continue to attempt to disrupt our normal business operations and divert management's time and attention.

        Costa Brava and Mr. Hamot have not offered plans or strategic initiatives that, we believe, are beneficial to the Company and our stockholders or demonstrate a knowledge of the specialty pharmaceutical industry. They have simply nominated a different slate of directors, one of whom is Mr. Hamot himself. We believe our nominees have broader and deeper industry expertise as well as more experience in senior management and prior board membership.

        The Company has already incurred substantial costs as a result of Costa Brava's actions. Costa Brava has presented a proposal authorizing the Company, if any of the Costa Brava nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava nominees in undertaking their solicitation and related litigation. It is also important to understand that, whether or not Costa Brava's reimbursement proposal is approved by the stockholders, if any of Costa Brava's proposals are approved by the stockholders or Costa Brava petitions a court to award payment of its expenses, the Company may be required to pay the significant expenses incurred by Costa Brava in connection with this proxy fight.

        Do not stop the substantial progress we are making by electing the Costa Brava nominees.

        For these reasons, we strongly recommend that you NOT vote for any slate of director nominees that may be presented by Costa Brava, and to vote FOR your Board's nominees on the WHITE proxy card.

PROPOSAL ONE

ELECTION OF DIRECTORS

        The Company's By-Laws provide that the Company's Board of Directors shall consist of such number of directors from three to eleven as shall be determined by the Board of Directors from time to time, which number is currently set at eight.

        The Company's Certificate of Incorporation provides that the holders of common stock and Class B common stock are entitled to one vote and five votes, respectively, for each share held on the Record Date, but with respect to the election of directors, so long as there are at least 325,000 shares of Class B common stock issued and outstanding (which there were as of the Record Date), holders of Class B common stock, voting separately as a class, are entitled to elect the sum of one plus one-half of the total number of directors and holders of common stock, voting separately as a class, are entitled to elect the balance of the directors. Thus, the holders of the Class B common stock are entitled to elect five of the directors, and the holders of the common stock are entitled to elect three of the directors, by a majority of the shares of such class present in person or by proxy at the Annual Meeting, assuming a quorum is present.

        Unless otherwise specified, all WHITE proxy cards received will be voted FOR the election of the nominees of the Board of Directors named below as directors of the Company for the class of stock represented by that proxy. All of the nominees except Mr. Stagnaro and Mr. Whitehead are presently directors of the Company. The terms of the current directors expire at the Annual Meeting. Mrs. Glassman and Dr. Wolin are not standing for re-election, and Mr. Kriegsman has been nominated to be elected as director by the Class B stockholders. Should any of the nominees not remain a candidate for election at the date of the Annual Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. A majority vote of the shares of common stock present, in person or by proxy, at the Annual Meeting, is required to elect the nominees for election by the holders of common stock as directors, and a majority vote of the shares of Class B common stock present, in person or by proxy, at the Annual Meeting, is required to elect the nominees for election by the holders of Class B common stock as directors.

Nominees for Election by the Holders of Common Stock

William J. Murphy

        William J. Murphy, age 62, has served as one of our directors since February 2006, and effective July 1, 2006, was appointed Chairman of the Audit Committee. From 1997 to 2005, Mr. Murphy held several positions with Computer Horizons Corp., a publicly held information services company, initially as Executive Vice President and Chief Financial Officer, and from March 2003 until October 2005, Mr. Murphy served as President and CEO. From 1980 to 1997, Mr. Murphy was employed by the accounting firm of Grant Thornton LLP, which he joined as Senior Audit Manager, and becoming the partner in charge of its New Jersey practice in 1990. Prior to joining Grant Thornton, Mr. Murphy was a Senior Audit Manager for the accounting firm of Price Waterhouse. Mr. Murphy is a member of the New Jersey State Society of CPAs, the American Institute of Certified Public Accountants and the Financial Executives International. Mr. Murphy also serves as a Director of the Commerce and Industry Association of New Jersey, a not-for-profit pro-business organization.

Thomas P. Stagnaro

        Thomas P. Stagnaro, age 63, has been nominated by our Board of Directors. Mr. Stagnaro founded in June 2004 and currently serves as President and CEO of Americas Biotech Distributor, a distributor of U.S. pharmaceutical products in Latin America. He served as President and Chief Executive Officer of Agile Therapeutics, Inc., a private drug development company, from October 2000 to June 2004. From August 1998 to September 2000, Mr. Stagnaro was a consultant to various pharmaceutical and biotechnology companies. From May 1996 to August 1998, Mr. Stagnaro served as President and Chief Executive Officer of 3-Dimensional Pharmaceuticals, Inc. From November 1995 to May 1996, Mr. Stagnaro served as Executive Vice President of North American Biologicals Inc. (NABI) and as President and Chief Executive Officer of Univax Biologics (Univax) from October 1989 to November 1995 when Univax merged into NABI. Mr. Stagnaro served as a director of InKine Pharmaceutical Company Inc. from November 1997 until its merger with Salix Pharmaceuticals, Ltd. in September 2005. Mr. Stagnaro also currently serves as director of Protalex, Inc., a public biopharmaceutical company. Mr. Stagnaro holds three patents related to discoveries of certain protease inhibitors. Mr. Stagnaro was recommended as a nominee for our Board of Directors by a non-management director.

Robert S. Whitehead

        Robert S. Whitehead, age 56, has been nominated by our Board of Directors. Mr. Whitehead has been President & Chief Executive Officer of CURE Pharmaceuticals, Inc., a specialty pharmaceutical company, since November 2005. Mr. Whitehead served as President and Chief Operating Officer of Auxilium Pharmaceuticals, Inc. from June 2004 until March 2005 and as President and Chief Executive Officer of Prestwick Pharmaceuticals, Inc., from June 2003 to February 2004. From December 2001 to June 2003, Mr. Whitehead served as Senior Vice President and Chief Business Officer at ZymoGenetics, Inc. Prior to joining ZymoGenetics, Mr. Whitehead served as President and Chief Operating Officer of Dura Pharmaceuticals and President, Americas, of Elan Pharmaceuticals. Elan acquired Dura in 2000. In addition to his extensive experience in specialty pharmaceutical companies, Mr. Whitehead served in executive leadership positions for three large multinational pharmaceutical companies, Marion Laboratories (in the United States), Solvay Pharmaceuticals (in the United States) and Searle (in the United States, Mexico, Canada and Europe). Mr. Whitehead was recommended as a nominee for our Board of Directors by our Chief Executive Officer.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR DIRECTOR. WHITE PROXY CARDS SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE OR ABSTAIN FROM VOTING ON THIS PROPOSAL.

Nominees for Election by the Holders of Class B Common Stock

Andre Fedida, M.D.

        Andre Fedida, M.D., age 51, has served as one of our directors since May 2002. Dr. Fedida is a doctor of gastroenterology currently practicing in Newark, New Jersey. He is also currently on faculty as Assistant Professor of Medicine at Seton Hall University and Saint Michael's Medical Center. Dr. Fedida performed his internship, residency and fellowship at Saint Michael's Medical Center in Newark, New Jersey. Dr. Fedida is a member of the American Medical Association, American College of Physicians, American College of Gastroenterology and the American Society of Gastrointestinal Endoscopy. Dr. Fedida is Mr. Michael Fedida's brother.

Michael Fedida, R.Ph.

        Michael Fedida, R.Ph., age 59, has served as one of our directors since April 2004 and has served as Chairman of the Compensation Committee since November 2004. Mr. Fedida is a registered pharmacist and has served for the past fifteen years as an officer and director of several retail pharmacies wholly or partially owned by him, including J&J Pharmacy, J&J St. Michael's

Pharmacy Inc., Classic Pharmacy, Perfect Pharmacy and Phoster Pharmacy. Mr. Fedida has served on the Board of Directors of Watson Pharmaceuticals, Inc., a California based specialty pharmaceutical company, since 1995. From 1988 to 1995, Mr. Fedida served on the Board of Directors of Circa Pharmaceuticals, Inc. Watson acquired Circa in 1995. Mr. Fedida is Dr. Andre Fedida's brother.

Daniel Glassman

        Daniel Glassman, age 64, is our founder and has served as our Chairman of the Board and Chief Executive Officer since the Company's inception in January 1985. Mr. Glassman, a registered pharmacist, has also served as our President since February 1991. Mr. Glassman has had an over 35-year career in the pharmaceutical industry, including executive managerial positions with companies and major specialty advertising agencies serving the largest pharmaceutical companies. In 1995, Mr. Glassman was awarded the Ernst & Young LLP Entrepreneur of the Year in New Jersey, and in 2005, Mr. Glassman was awarded the degree of Doctor of Humane Letters by the New York College of Podiatric Medicine in recognition of his contributions to medical education. Mr. Glassman received his B.S. in Pharmacy from Columbia University and received his M.B.A. from New York University.

Leonard S. Jacob, M.D., Ph.D.

        Leonard S. Jacob, M.D., Ph.D., age 57, has served as one of our directors, and as Chairman of the Nominating and Corporate Governance Committee, since February 2006. Dr. Jacob founded InKine Pharmaceutical Company, Inc. in 1997 and served as Chairman and CEO from its founding until the company was acquired by Salix Pharmaceuticals in September 2005. In 1989, Dr. Jacob co-founded Magainin Pharmaceuticals and served as its Chief Operating Officer until 1996. From 1980 to 1989, Dr. Jacob served in a variety of executive roles, including Worldwide Vice President of SmithKline & French Labs (now Glaxo-SmithKline), and as a member of their Corporate Management Committee. Dr. Jacob currently serves as Chairman of Life Science Advisors, a consulting group to the healthcare industry, and on the Board of Directors for the Colon Cancer Alliance and the Board of Overseers for Temple University School of Medicine. Dr. Jacob also serves on the Boards of MacroMed, Inc. and Glyconix Corp., both private drug delivery companies. In addition, Dr. Jacob is a founding Director of the Jacob Internet Fund, a publicly traded mutual fund.

Steven Kriegsman

        Steven Kriegsman, age 64, has served as one of our directors since June 2003, and was Chairman of the Audit Committee from November 2004 until June 30, 2006. Until this Annual Meeting, Mr. Kriegsman was a director elected by the holders of common stock; effective with this Annual Meeting, Mr. Kriegsman will become a director elected by the holders of the Class B common stock. Mr. Kriegsman has been a director, President and Chief Executive Officer of CytRx Corporation, a public company, since July 2002. Mr. Kriegsman previously served as a director and the Chairman of Global Genomics from June 2000 until June 2002. Mr. Kriegsman is an inactive Chairman and founder of Kriegsman Capital Group LLC, a financial advisory firm specializing in the development of alternative sources of equity capital for emerging growth companies in the healthcare industry. Mr. Kriegsman has advised such companies as SuperGen Inc., Closure Medical Corporation, Novoste Corporation, Miravant Medical Technologies and Maxim Pharmaceuticals.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR DIRECTOR. WHITE PROXY CARDS SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE OR ABSTAIN FROM VOTING ON THIS PROPOSAL.

Directors and Executive Officers

        Our current directors and executive officers, and their ages are as follows:

Name	Age	Position(s)
Daniel Glassman	64	Chairman of the Board, President and Chief Executive Officer
Andre Fedida, M.D.(1)(2)(3)	51	Director
Michael Fedida, R.Ph.(1)(3)	59	Director and Chairman of the Compensation Committee
Iris Glassman	63	Treasurer and Director*
Leonard S. Jacob, M.D., Ph.D.(3)	57	Director and Chairman of the Nominating and Corporate Governance Committee
Steven Kriegsman(2)	64	Director
William J. Murphy(2)	62	Director and Chairman of the Audit Committee
Alan Wolin, Ph.D.(1)(2)(3)	73	Secretary and Director*
Bradley Glassman	33	Senior Vice President, Sales and Marketing
Alan Goldstein	46	Vice President, Corporate Development
Ralph Landau, Ph.D.	45	Vice President, Chief Scientific Officer
R. Brent Lenczycki	34	Vice President, Chief Financial Officer
William Renzo	41	Vice President, Trade/Managed Care Relations

*
Mrs. Glassman is resigning as a director and Treasurer and Dr. Wolin is resigning as a director and as Secretary of the Company, effective as of the date of the Annual Meeting and the election of their successors.

(1)
Member of Compensation Committee

(2)
Member of Audit Committee

(3)
Member of Nominating and Corporate Governance Committee

        Our executive officers, excluding the officers who are also members of the Board of Directors, are as follows:

        Bradley Glassman has served as our Senior Vice President, Sales and Marketing since January 2004. From July 2001 to December 2003, Mr. Glassman served as our Vice President, Sales and Marketing. From April 2000 through June 2001, Mr. Glassman served as our Vice President, Marketing. In addition, from January 1998 to March 2000, Mr. Glassman served as our Director of Corporate Development, and from May 1996 to December 1997, he served as a Corporate Development Analyst. Mr. Glassman received his B.A. and M.B.A. from Tulane University. Mr. Glassman is the son of Daniel and Iris Glassman.

        Iris Glassman has served as our Treasurer, a non-salaried position, since the Company's inception in 1985. Mrs. Glassman, the spouse of Mr. Daniel Glassman, also has served as one of our directors since January 1985 and is resigning as a director and Treasurer effective as of the date of the Annual Meeting. Mrs. Glassman has over 25 years of diversified administrative and financial management experience. For more than the past 25 years, Mrs. Glassman has served as a senior executive in several privately held companies engaged in the medical publication and market research industries. Mrs. Glassman received her B.S. from the City College of New York.

        Alan Goldstein has served as our Vice President, Corporate Development since March 2004. Mr. Goldstein joined us in June 2002 as Director, Corporate Development. From November 2000 to May 2002, Mr. Goldstein served as Counsel in the corporate department of the international law firm of Kaye Scholer LLP. From March 1998 to October 2000, Mr. Goldstein was a partner in the New York law firm of Winick & Rich, P.C. specializing in corporate finance matters. From January 1994 to February 1998, Mr. Goldstein was a partner in the New York law firm of Reid & Priest LLP, having worked previously as an associate at that firm and one of its predecessors, Spengler Carlson Gubar Brodsky & Frischling, since 1987. Mr. Goldstein received his B.A. from the University of Michigan and his J.D. from the University of Pittsburgh.

        Ralph Landau, Ph.D., has served as our Vice President and Chief Scientific Officer since January 2003. Dr. Landau joined us in October 2002 as Vice President, Manufacturing. From 2001 to 2002, Dr. Landau served as Director, Program Management/Business Development for Elan Pharmaceutical Technologies. From 1997 to 2001, Dr. Landau held the positions of Associate Director, with responsibilities in Drug Supply Management, Project Management and Process Technologies for Novartis Pharmaceuticals. Additionally, Dr. Landau has published articles in 28 peer-reviewed publications. Dr. Landau received his B.S. from the New Jersey Institute of Technology and his Ph.D. from the University of Delaware, and serves on the advisory committees for Rutgers University and the New Jersey Institute of Technology.

        R. Brent Lenczycki, CPA, has served as our Vice President and Chief Financial Officer since January 2001. Since joining Bradley Pharmaceuticals in 1998, Mr. Lenczycki has held the positions of Manager of Finance and Purchasing, Director of Finance and since April 2000, Vice President, Finance. From 1995 to 1998, Mr. Lenczycki held positions in public accounting at Arthur Andersen LLP, and prior to 1995, as an internal auditor for Harrah's Hotel and Casino. Mr. Lenczycki received his B.S. from St. Joseph's University and his M.B.A. from Tulane University.

        William Renzo has served as our Vice President of Trade/Managed Care Relations since November 2005. From 2003 to 2005, Mr. Renzo served as the General Manager of JOM Pharmaceutical Services, Puerto Rico, a subsidiary of Johnson & Johnson, where he designed and executed the reorganization of the company and managed Sales, Marketing, Human Resources, Financial and Administrative operations of the company. Mr. Renzo joined the sales department of Pfizer, Inc. in 1987 and advanced to the role of Area Manager, Mid-Atlantic Region in 1999. He was then appointed Pfizer's General Manager, Puerto Rico and the Caribbean in 2000, where he managed the company's operations in Puerto Rico and 24 countries. Mr. Renzo holds a B.S. from Seton Hall University and an M.B.A. Magna Cum Laude from Fairleigh Dickinson University.

        Alan Wolin, Ph.D., has served as one of our directors since May 1997 and Secretary, a non-salaried position, since February 2004; Dr. Wolin is resigning as a director and as Secretary of the Company effective as of the date of the Annual Meeting. Since 1988, Dr. Wolin has served as an independent consultant to numerous companies in the food, drug and cosmetic industries. Prior to 1987, Dr. Wolin served in various capacities for Mars, Inc., the world's largest candy company, including as Director of Consumer Quality Assurance and Quality Coordination. In this position, Dr. Wolin was responsible for overseeing product quality and addressing public health issues relating to Mars, Inc.'s products. Dr. Wolin received his B.S., M.S. and Ph.D. from Cornell University.

Certain Board Information

        As a general matter, all Board members are expected to attend our Annual Meetings of Stockholders, unless an emergency prevents them from doing so. At our 2004 Annual Meeting of Stockholders, our last annual meeting, three members of our Board of Directors were present. During the years ended December 31, 2005 and 2004, there were 15 meetings and eight meetings of the Board of Directors, respectively. In 2004, all directors attended at least 75% of the aggregate of these meetings and the meetings of the Committees of the Board of which they were members (or for the director who first joined the Board of Directors in 2004, held during the period that he served). In 2005, all directors attended at least 75% of the aggregate of these meetings and the meetings of the Committees of the Board of which they were members. The Board has an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under separate written charters that were adopted by our Board of Directors. The current charter for each of these committees is available on our web site at www.bradpharm.com.

Committees of the Board

        Audit Committee.    The Audit Committee is comprised of directors that are independent of the management of the Company and independent of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as members of the Audit Committee. Each member of this Committee is independent within the meaning of SEC regulations, the listing standards of the NYSE and the Company's Corporate Governance Guidelines. The Audit Committee's responsibilities include overseeing the adequacy and effectiveness of systems and controls in place to reasonably assure the fair presentation of our financial statements; appointing, dismissing and overseeing the qualifications and performance of and determining the compensation paid to the external auditors; reviewing and approving the scope of audits and related fees; interfacing directly with the external auditors and otherwise; monitoring compliance with legal and regulatory requirements; and reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls. The current charter of the Audit Committee, which is available on our web site at www.bradpharm.com, provides a detailed description of its responsibilities. During 2004 and 2005, the Audit Committee held nine and 18 meetings, respectively. The current members of the Audit Committee are Mr. Murphy (Chairman), Dr. Fedida, Mr. Kriegsman and Dr. Wolin. The Board of Directors has determined that Mr. Murphy and Mr. Kriegsman are each qualified as an audit committee financial expert within the meaning of SEC regulations.

        Compensation Committee.    The Compensation Committee's responsibilities include approving and evaluating the compensation of directors and officers; establishing policies to retain senior executives, with the objective of aligning the compensation of senior management with the business of the Company and the interests of the Company's stockholders; and ensuring that the compensation policies of the Company meet or exceed all legal and regulatory requirements and any other requirements imposed on the Company by the Board. During 2004 and 2005, the Compensation Committee held two and four meetings, respectively. The current charter of the Compensation Committee, which is available on our web site at www.bradpharm.com, provides a detailed description of its responsibilities. The current members of the Compensation Committee are Mr. Fedida (Chairman), Dr. Fedida and Dr. Wolin. All of the current members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and the Company's Corporate Governance Guidelines.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee, formed in April 2004, is responsible for establishing criteria for membership on the Board of Directors, identifying individuals qualified to become members of the Board of Directors, reviewing and considering candidates to the Board of Directors selected by stockholders, conducting appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates to the Board of Directors, ensuring that the Audit, Compensation and Nominating and Corporate Governance Committees have the benefit of qualified and experienced "independent" directors, and developing and recommending to the Board of Directors a set of effective corporate governance policies and procedures applicable to the Company. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. All director candidates, including those recommended by stockholders, are evaluated on the same basis. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by following the procedures set forth in "Corporate Governance Information—Procedure for Stockholder Proposals and Nomination of Directors." The Nominating and Corporate Governance Committee held no meetings in 2004, the year in which it was formed, and held four meetings during 2005. The current charter of the Nominating and Governance Committee, which is available on our web site at www.bradpharm.com, provides a detailed description of its responsibilities. The current members of the Nominating and Corporate Governance Committee are Dr. Jacob (Chairman), Dr. Fedida, Mr. Fedida and Dr. Wolin. All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and the Company's Corporate Governance Guidelines.

CORPORATE GOVERNANCE INFORMATION

Executive Sessions

        Our non-management directors meet periodically in executive sessions to discuss such topics as they determine. The non-management directors will designate from time to time one non-management director to serve as the Presiding Director to chair these executive sessions. In addition, the Presiding Director will advise the Chairman of the Board of Directors and, as appropriate, committee chairs, with respect to agendas and information needs relating to Board and committee meetings; provide advice with respect to the selection of committee chairs; and perform such other duties as the Board of Directors may from time to time delegate to assist the Board of Directors in the fulfillment of its responsibilities.

Communications with Directors

        Our Nominating and Corporate Governance Committee created a process by which stockholders may communicate directly with non-management directors. Any stockholder wishing to contact non-management directors may do so in writing by sending a letter addressed to the name(s) of the director(s), c/o Secretary, Bradley Pharmaceuticals, Inc., 383 Route 46 West, Fairfield, New Jersey 07004. Communications will be distributed, as appropriate, to the named director(s) and possibly other directors or the entire Board of Directors, depending on the facts and circumstances outlined in the communication.

Independent Directors

        Our Board of Directors adopted the following director independence standards: (i) a director who is an employee, or whose immediate family member is an executive officer, of the Company may not be deemed independent until three years after the termination of such employment relationship; employment as an interim Chairman of the Board or Chief Executive Officer will not disqualify a director from being considered independent following that employment; (ii) a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent until three years after he or she ceases to receive more than $100,000 in compensation; compensation received by a director for former service as an interim Chairman of the Board or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test; (iii) a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship; (iv) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's current executive officers serve on that company's compensation committee may not be deemed independent until three years after the end of such service or the employment relationship; and (v) a director who is an executive officer, general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, is the greater of $1 million or 2% of such other entity's consolidated gross revenues, may not be deemed independent until three years after falling below that threshold. For purposes of these independence standards, the following terms have the following meanings: (y) "Affiliate" means any consolidated subsidiary of the Company and any other company or entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and (z) "Immediate Family" means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic help) sharing a person's home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

        These independence standards meet the listing standards currently adopted by the NYSE with respect to the determination of director independence. In accordance with these standards, a director must be determined to have no material relationship with us other than as a director. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm. The Board of Directors has determined that every director, with the exception of Mr. Glassman and Mrs. Glassman, is currently independent within the meaning of SEC regulations, the listing standards of the NYSE and our independence standards.

        Mr. Glassman is considered a non-independent director because of his position as a senior executive of Bradley. Mrs. Glassman is considered a non-independent director because her spouse, Mr. Glassman, is an executive officer of Bradley; Mrs. Glassman has resigned as a director effective as of the Annual Meeting. See "Committees of the Board-Audit Committee" for additional information regarding director independence. Following the Annual Meeting, our founder, Chairman, President and Chief Executive Officer will be the only management member of our Board of Directors, and all seven other directors will be independent under SEC and NYSE corporate governance standards.

Procedure for Stockholder Proposals and Nomination of Directors

        The Board of Directors currently proposes to hold its 2007 Annual Meeting of Stockholders in June 2007. Stockholder proposals to be included in the Proxy Statement for the 2007 Annual Meeting of Stockholders must be received by us at our principal executive offices at Bradley Pharmaceuticals, Inc., 383 Route 46 West, Fairfield, New Jersey 07004 by no later than January 15, 2007. The proposal should be submitted in writing and sent to the attention of the Secretary of the Company.

        Nominations for director or other business proposals to be introduced at the 2007 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2007 Annual Meeting no later than January 15, 2007.

        These advance notice provisions are in addition to, and separate from, the requirements imposed by the SEC regarding stockholder proposals.

        The Nominating and Corporate Governance Committee considers candidates for director recommended by the Company's security holders. A nomination for director should contain the following information about the nominee:

  •
  name and age;

  •
  business and residence addresses;

  •
  principal occupation;

  •
  the number of shares of common stock or Class B common stock beneficially owned by the nominee;

  •
  the information that would be required under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such nominee as a director; and

  •
  a signed consent of the nominee to serve as a director of the Company, if elected.

        Notice of a proposed item of business should include:

  •
  a description of the substance of, and the reasons for conducting, such business at the Annual Meeting;

  •
  the stockholder's name and address;

  •
  the number of shares of common stock and Class B common stock beneficially owned by the stockholder (with supporting documentation where appropriate); and

  •
  any material interest of the stockholder in such business.

Identifying and Evaluating Nominees for Director

        The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

Director Qualifications

        Our Corporate Governance Guidelines contain criteria for membership on our Board of Directors. These criteria specify that members of the Board of Directors should at all times represent the interests of the stockholders of the Company, exhibit high standards of integrity, independence of thought, business judgment and leadership. Each director should be able to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending stockholder meetings and meetings of the Board of Directors and committees of which he or she is a member, and by reviewing in advance all meeting materials. Directors should encompass a range of talent, skill, industry knowledge and financial and accounting expertise sufficient to provide sound and prudent guidance with respect to all of the Company's operations and interests.

Codes of Ethics and Corporate Governance Guidelines

        Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees in addition to a Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Our Board of Directors has also adopted Corporate Governance Guidelines which address numerous director issues. The Code of Business Conduct and Ethics, Supplemental Code and Corporate Governance Guidelines may be found on our web site at www.bradpharm.com.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the independent registered public accounting firm to perform the audit of the Company's financial statements for the fiscal year ending December 31, 2006. Grant Thornton audited the Company's financial statements for 2003, 2004 and 2005. Grant Thornton is a registered public accounting firm.

        The Board of Directors is asking the stockholders to ratify the selection of Grant Thornton as the Company's independent registered public accounting firm for 2006. Although not required by law, the rules of the NYSE or the Company's By-Laws, the Board of Directors is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm for the next fiscal year. Given the difficulty and expense of making any substitution of accountants after the beginning of a fiscal year, if the stockholders do not ratify the selection of Grant Thornton, it is contemplated that their selection for fiscal year 2006 would stand unless the Audit Committee determines there is another reason to make such a change. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Representatives of Grant Thornton are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company's stockholders.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006. WHITE PROXY CARDS SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS VOTE AGAINST THIS PROPOSAL OR ABSTAIN FROM VOTING ON THIS PROPOSAL.

STOCKHOLDER PROPOSALS

Proposal regarding separating the position of chair of the board of directors and chief executive officer

        We expect the following proposal (Item 3 on the WHITE proxy card) to be presented by Costa Brava at the Annual Meeting. Information regarding Costa Brava's address and share holdings will be supplied upon request.

        Resolved:    That the stockholders of Bradley Pharmaceuticals, Inc. request that the Board of Directors establish a policy of, whenever possible, separating the roles of Chairman and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors.

Supporting Statement from Costa Brava

        It is the proponents' opinion that to insure the continued success of Bradley Pharmaceuticals, Inc. (the "Company"), the position of Chairman of the Board must be held by an independent director. The Company's founder, Mr. Glassman, currently holds the positions of Chairman, President, and Chief Executive Officer ("CEO"). Further, Mr. Glassman's spouse serves as a director, and his son serves as an Executive Vice president of the Company. It is a fundamental responsibility of the Board of Directors to protect shareholders' interests by providing independent oversight of management, including the CEO and Executive Vice President. This role may be compromised when the CEO is also the Chairman of the very Board charged with evaluating his or her performance and the performance of his or her family members. Separating the positions of Chairman of the Board and CEO avoids this conflict of interest.

        Recent high profile allegations of corporate mismanagement at other companies, as well as the recent restatement of the Company's financial statements have convinced Costa Brava that the Company must address this conflict preemptively before further problems arise. Implementation of this proposal will reassure investors that the Company is committed to good corporate governance and the interests of shareholders. It is therefore imperative that the Company act to separate the positions of Chairman of the Board and CEO.

Our Response

        Your Board of Directors does not believe that this proposal is in the best interest of the Company's stockholders.

        The Board believes that having a single person serve as Chair and CEO provides unified leadership and direction that has close linkage to the Company's goals and operations. Bradley has a well-developed governance structure that demonstrates the Board's commitment to fostering independence, avoiding conflicts of interest, and providing for strong and independent oversight of the Company's business. Following the Annual Meeting, our founder, Chairman, President and Chief Executive Officer will be the only management member of our Board of Directors, and all seven other directors will be independent under SEC and NYSE corporate governance standards. Mrs. Glassman is not standing for re-election to our Board of Directors and will resign as our Treasurer effective as of the Annual Meeting. Our three standing committees—Audit, Compensation, and Nominating and Corporate Governance—are comprised solely of independent directors. As required by the Compensation Committee charter and NYSE rules, the Compensation Committee approves Mr. Glassman's annual salary and stock option distribution without Mr. Glassman's participation. In the case of an increase in salary or bonus to other executive officers, Mr. Glassman and the Compensation Committee approve the increase. Our independent, non-management directors meet regularly in executive session. The directors also have complete access to all members of management to obtain additional insights or verify information and may hire their own independent advisors. Each director is a full and equal participant in the major strategic and policy decisions of our company. The insight and advice that each independent director provides to our company is not dependent on the identity of the Chair. The accounting and pharmaceutical industry expertise of the independent board members is enhanced by both the deep knowledge that Mr. Glassman has gained from leading the Company since its founding in 1985 and his commitment to the long-term success of Bradley as our largest individual stockholder and third largest stockholder overall.

        Further, notwithstanding the proponent's clear preference for the separation of the Chair and the Chief Executive Officer, there is no consensus in the United States that such a separation of roles is a governance best practice. According to a November 2005 report by Spencer Stuart, a global executive search firm, fewer than 10% of the S&P 500 companies have a chair that is neither a current nor former CEO of the company. According to a July 2006 article citing The Corporate Library's Board Analyst database, about 68% of the S&P 500 companies do not split the positions of Chair and CEO. In fact, over 65% of the companies on the Standard & Poor's Healthcare Sector Index and half of all specialty pharmaceutical companies have the same executive as Chair and CEO. There is no "one size fits all" practice in this area. The Board believes it is important that it has the discretion to act in the best interests of stockholders at any point in time. The proposal would deprive the Board of its flexibility to organize its functions and conduct its business in the manner it deems most efficient. It is not necessary to have a policy of separating the roles of Chair and CEO. The Company's stockholders are best served by not restricting the Board from designating as its Chair the person serving as Chief Executive Officer to coordinate the efforts of management and the Board. Depriving the Board of this flexibility is not in the best interests of the Company or its stockholders. Further, we strongly believe that separation of the Chair and the CEO positions at Bradley will create disruption, instability and a lack of continuity that could potentially affect our ability to execute our long-term stockholder value plan.

        The Board is committed to high standards of corporate governance and has adopted corporate governance guidelines that are posted on our web site. These guidelines, as well as the policy for stockholders to communicate with the Board director, are available on the Company's Internet web site (www.bradpharm.com).

        This proposal will be voted upon by the holders of common stock and holders of Class B common stock voting together as one class.

IF THIS PROPOSAL IS PROPERLY PRESENTED TO THIS MEETING, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST, THIS PROPOSAL FOR THE REASONS DESCRIBED ABOVE. WHITE PROXY CARDS SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE.

Proposal regarding recommending a recapitalization proposal

        We expect the following proposal (Item 4 on the WHITE proxy card) to be presented by Costa Brava at the Annual Meeting.

        Resolved:    That the Board of Directors of the Company consider a recapitalization transaction that adopts a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors.

Supporting Statement from Costa Brava

        Under the current certificate of incorporation and by-laws of the Company, holders of Class B Shares are permitted to elect a majority of the Board of Directors. The dual class capital structure at Bradley reduces accountability of the Board of Directors to the Company's public stockholders, who own approximately 90% of the Company's equity value, and provides holders of Class B Shares with voting power that is disproportionate to their financial interest in the Company. By permitting Company insiders to maintain disproportionate voting power, particularly with respect to the election of directors, we believe that the Board of Directors' independence is significantly compromised. Adopting a single class of common stock would permit stockholders to have a voice that is proportionate to their financial interest in the Company.

Our Response

        The Board believes that retaining two classes of common stock with different voting rights is in the best interest of the Company and its stockholders. The Board believes that the current dual class capitalization: (a) promotes stability and continuity in the leadership and management of the Company, which allows the Company to focus on long-term objectives, and (b) provides the Company with greater flexibility in financing its growth. The Company's current share capital structure, with both common stock and Class B stock outstanding, has been in place since Bradley became a public company in 1991. Every stockholder has purchased a share of Bradley's common stock with full knowledge of this capital structure.

        The Board believes that the Company's growth and development is due in large part to the ability of its leadership to focus on long-term stockholder value. The Board believes that in the face of difficult challenges, management of companies with a single class of securities can become singularly focused on maximizing short-term value and performance at the expense of long-range planning in an effort to justify its business plans. Through Mr. Daniel Glassman's leadership and focus on long-term growth, we have a proven track record for building a strong and innovative company. As indicated in the stock performance graph set forth under the caption "Comparative Stock Performance", over the past five years, our shares have significantly outperformed both the NYSE Composite Index and the S&P 500 Health Care Index. The Board believes that the dual class capital structure reduces the risk of disruption in the continuity of the Company's current operational policies and long-range strategy by allowing management to pursue strategies that we believe will enhance the long-term profitability of the Company.

        Further, Bradley has a well-developed governance structure that demonstrates the Board's commitment to fostering independence, avoiding conflicts of interest, and providing for strong and independent oversight of the Company's business. Following the Annual Meeting, our Founder, Chair, President and Chief Executive Officer will be the only management member of our Board of Directors, and all seven other directors will be independent under SEC and NYSE corporate governance standards. All of the directors act in the best interests of all stockholders, in accordance with their fiduciary duties under Delaware law.

        The dual class capital structure also provides the Company with greater flexibility to pursue long-term stockholder value. Our Board also believes that the dual voting class structure has not impaired our ability to raise additional capital.

        This proposal will be voted upon by the holders of common stock and holders of Class B common stock voting together as one class. However, under our Certificate of Incorporation and Delaware law, no recapitalization plan that affects the voting rights of our Class B common stock can be effected without the separate approval of the holders of our Class B common stock as well as the separate approval of the holders of the common stock. The Board has been advised by the holders of the Class B common stock that at this time they would not vote in favor of any such recapitalization plan.

IF THIS PROPOSAL IS PROPERLY PRESENTED TO THIS MEETING, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE REASONS DESCRIBED ABOVE. WHITE PROXY CARDS SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE.

Proposal regarding request for reimbursement of solicitation expenses

        We expect the following proposal (Item 5 on the WHITE proxy card) to be presented by Costa Brava at the Annual Meeting.

        Resolved:    To authorize the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation and related litigation described herein.

Supporting Statement from Costa Brava

        As an owner of Bradley's Common Stock since February 2005, we believe that the current Board of Directors has failed to best represent the interests of ALL stockholders of the Company and cannot be expected to do so in the future. In nominating Douglas E. Linton, John S. Ross and Seth W. Hamot as nominees for election by the holders of Common Stock, we believe we have brought our fellow stockholders three highly qualified, independent individuals with both the business experience and desire to move our Company forward in the right direction. If elected to the Board of Directors, the Costa Brava Nominees will provide a voice for ALL stockholders. The Costa Brava Nominees have no interest in Bradley other than their ownership of Common Stock, and their interests are completely aligned with yours.

        Costa Brava and the Costa Brava Nominees have incurred significant fees and expenses in undertaking this solicitation, as well as related litigation that we described [in the Costa Brava proxy statement] under "Recent Events." These costs are described [in the Costa Brava proxy statement] in the section entitled "Solicitation." We respectfully request that you authorize the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation, as well as related litigation described under "Recent Events" [in the Costa Brava proxy statement] and $50,000 paid to our nominees in connection with their agreement to serve as Costa Brava Nominees.

Our Response

        The Board believes that its director nominees have broader and deeper industry expertise as well as more experience in senior management and prior board membership than the director nominees that may be presented by Costa Brava. Because the Board believes that Costa Brava's slate of director nominees would not be in the best interest of the Company, the Board does not believe that the Company should reimburse Costa Brava for the costs and expenses of Costa Brava and the Costa Brava nominees for their solicitation and related litigation expenses. Whether or not Costa Brava's reimbursement proposal is approved by the stockholders, if any of Costa Brava's proposals are approved by the stockholders or Costa Brava petitions a court to award payment of its expenses, the Company may be required to pay the significant expenses expected to be incurred by Costa Brava in connection with their solicitation, including the numerous litigations it has commenced that have disrupted our normal business operations and diverted management's time and attention.

        This proposal will be voted upon by the holders of common stock and holders of Class B common stock voting together as one class.

        IF THIS PROPOSAL IS PROPERLY PRESENTED TO THIS MEETING, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST, THIS PROPOSAL FOR THE REASONS DESCRIBED ABOVE. WHITE PROXY CARDS SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of July 31, 2006 (except as otherwise noted in the footnotes to the table) regarding the ownership of our common stock and Class B common stock by (i) each current director and nominee for director, (ii) the executive officers named in the Summary Compensation Table set forth elsewhere in this Proxy Statement, (iii) each beneficial owner of more than five percent of common stock and Class B common stock known by us and (iv) all directors and executive officers, as a group, and the percentage of outstanding shares of common stock and Class B common stock beneficially held by them on that date.

        Since each share of Class B common stock may be converted at any time by the holder into one share of common stock, the beneficial ownership rules promulgated under the Securities Exchange Act of 1934, as amended, require that all shares of common stock issuable upon the conversion of Class B common stock by any stockholder be included in determining the number of shares and percentage of common stock held by such stockholder. Unless otherwise indicated, the address of each beneficial owner is c/o Bradley Pharmaceuticals, Inc., 383 Route 46 West Fairfield, New Jersey 07004.

	Amount and Nature of Beneficial Ownership(1)(2)				Percent of Class(2)
Name and Address of Beneficial Owner	Common Stock		Class B Common Stock		Common Stock	Class B Common Stock
Daniel Glassman	1,603,127	(3)	392,469	(4)	9.1%	91.3%
Andre Fedida, M.D.	21,666	(5)	—		—	—
Michael Fedida, R.Ph.	10,000	(6)	—		—	—
Iris Glassman	264,739	(7)	16,403	(8)	1.5%	3.8%
Leonard S. Jacob, M.D., Ph.D.	—		—		—	—
Steven Kriegsman	18,333	(9)	—		—	—
William J. Murphy	—		—		—	—
Thomas P. Stagnaro	—		—		—	—
Robert S. Whitehead	—		—		—	—
Alan Wolin, Ph.D.	82,107	(10)	—		*	—
Bradley Glassman	160,702	(11)	20,880		*	4.9%
Alan Goldstein	2,123		—		*	—
Ralph Landau, Ph.D.	16,118	(12)	—		*	—
R. Brent Lenczycki	99,132	(13)	—		*	—
Costa Brava Partnership III L.P. 20 Boylston Street Boston, MA 2116	1,640,700	(14)	—		9.5%	—
Galleon Management, L.L.C. 135 East 57th Street, 16th Floor New York, NY 10022	893,930	(15)	—		5.2%	—
Corsair Capital Management, L.L.C. 350 Madison Avenue, 9th Floor New York, NY 10017	1,228,109	(16)	—		7.1%	—
All executive officers and directors as a group (14 Persons)	2,278,047	(17)	429,752	(4)(8)	12.8%	100%

*
Represents less than one percent

(1)
Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2)
Each named person and all executive officers and directors, as a group, are deemed to be the beneficial owners of securities that may be acquired within 60 days of July 31, 2006 through the exercise of options, warrants or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each stockholder's name under the columns common stock includes shares of common stock issuable upon exercise of presently exercisable warrants and stock options, options that vested within 60 days of July 31, 2006 and shares of common stock issuable upon conversion of shares of Class B common stock. The shares of common stock so issuable upon such exercise, exchange or conversion by any such stockholder are not included in calculating the number of shares or percentage of common stock beneficially owned by any other stockholder.

(3)
Includes 392,469 shares issuable upon conversion of a like number of shares of Class B common stock, 43,693 shares owned indirectly by Mr. Glassman through affiliates and 315,000 shares underlying presently exercisable options owned by Mr. Glassman or options that vested within 60 days of July 31, 2006. Mr. Glassman's affiliates have disclaimed beneficial ownership over all of these shares. Mr. Glassman disclaims beneficial ownership over shares and options owned by his spouse, Iris Glassman.

(4)
Includes 9,733 shares owned indirectly by Mr. Glassman through affiliates. Mr. Glassman's affiliates have disclaimed beneficial ownership over these shares. Does not include 16,403 shares beneficially owned by Iris Glassman, Mr. Glassman's spouse.

(5)
Includes 21,666 shares of common stock underlying presently exercisable options or options that vested within 60 days of July 31, 2006.

(6)
Includes 10,000 shares of common stock underlying presently exercisable options or options that vested within 60 days of July 31, 2006.

(7)
Includes 16,403 shares issuable upon conversion of a like number of shares of Class B common stock, 4,000 shares owned indirectly by Mrs. Glassman through affiliates, 27,100 shares owned indirectly by Mrs. Glassman as trustee for her children's and grandchildren's trusts and 6,666 shares underlying presently exercisable options. Mrs. Glassman disclaims beneficial ownership over all shares beneficially owned by her spouse, Daniel Glassman.

(8)
Mrs. Glassman disclaims beneficial ownership over all shares of Class B common stock beneficially owned by her spouse, Daniel Glassman.

(9)
Includes 18,333 shares of common stock underlying presently exercisable options or options that vested within 60 days of July 31, 2006.

(10)
Includes 11,666 shares underlying presently exercisable options or options that vested within 60 days of July 31, 2006 and 17,500 shares owned indirectly by Dr. Wolin through affiliates.

(11)
Includes 20,880 shares issuable upon conversion of a like number of shares of Class B common stock. Of these shares, 60,000 shares underlie presently exercisable options or options that vested within 60 days of July 31, 2006.

(12)
Includes 15,000 shares of common stock underlying presently exercisable options or options that vested within 60 days of July 31, 2006.

(13)
Includes 81,000 shares of common stock underlying presently exercisable options or options that vested within 60 days of July 31, 2006.

(14)
Based upon the Schedule 13D/A filed with the SEC with an effective date of August 14, 2006. The Schedule 13D was filed jointly by (1) Costa Brava Partnership III L.P., (2) Roark, Rearden and Hamot, LLC, and (3) Seth W. Hamot.

(15)
Based upon the Schedule 13G filed with the SEC with an effective date of August 1, 2006.

(16)
Based upon the Form 13F filed with the SEC with an effective date of June 30, 2006.

(17)
See footnotes 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13.

        C. Ralph Daniel, III, M.D., resigned as a director of the Company effective August 17, 2006. As of July 31, 2006, Dr. Daniel beneficially owned 18,333 shares of common stock and no shares of Class B common stock.

EXECUTIVE COMPENSATION

        The following table shows all of our cash compensation paid, as well as certain other compensation paid or accrued, during the years ended December 31, 2005, 2004 and 2003 to Daniel Glassman, President and Chief Executive Officer, and the Company's four other highest paid executive officers in 2005 based upon annual salary and bonus. There were no long-term incentive plan payouts or other compensation paid during 2005, 2004 or 2003 to the executive officers named in the following table, except as set forth below:

Summary Compensation Table

				Long-Term Compensation Awards
	Annual Compensation
Name and Principal Position				Restricted Stock	Restricted Stock (Shares)	Common Shares Underlying Options
	Year	Salary	Bonus
Daniel Glassman	2005	$707,211	$110,703	—	—	200,000
President and	2004	$623,100	$282,342	$50,000	2,094	—
Chief Executive Officer	2003	$477,200	$615,400	—	—	—
Bradley Glassman	2005	$270,980	$20,750	—	—	100,000
Sr. Vice President,	2004	$234,425	$63,813	$35,000	1,466	—
Sales and Marketing	2003	$201,700	$158,138	—	—	—
Alan Goldstein	2005	$233,900	$14,320	—	—	30,000
Vice President,	2004	$191,692	$25,638	$10,000	419	—
Corporate Development	2003	$151,400	$58,900	—	—	—
Ralph Landau	2005	$235,375	$18,596	—	—	30,000
Vice President,	2004	$210,016	$37,471	$10,000	419	—
Chief Scientific Officer	2003	$163,200	$119,500	—	—	—
R. Brent Lenczycki	2005	$264,913	$22,650	—	—	80,000
Vice President,	2004	$228,516	$52,485	$20,000	838	—
Chief Financial Officer	2003	$161,800	$114,500	—	—	—

        We have no defined benefit or defined contribution retirement plans other than the 401(k) Plan established under Section 401(k) of the Internal Revenue Code of 1986, as amended. Contributions to the 401(k) plan are voluntary and all employees are eligible to participate. The 401(k) plan permits us to match employee contributions, and until December 31, 2004, we made matching contributions, at 25% of the first 6% of gross pay that each employee contributed to the plan. As of January 1, 2005, we make matching contributions as follows: (1) $0.25 on each $1.00 for up to 6% of contributions under two years of service, at time of match; (2) $0.50 on each $1.00 for up to 6% of contributions over two years but less than four years of service, at time of match; and (3) $0.75 on each $1.00 for up to 6% of contributions over four years of service, at time of match.

Stock Options

        The Company's stock option plans provide for the grant of stock options to key employees and key consultants. Options may be either incentive stock options or non-qualified stock options. The plans are administered by the Compensation Committee appointed by the Board of Directors or the entire Board of Directors. There were no stock options granted during 2004 to any of the executive officers named in the Summary Compensation Table above.

        The following table sets forth information concerning outstanding options to purchase shares of our common stock granted by us, during 2005, to our executive officers listed in the Summary Compensation Table above. Neither options to purchase shares of Class B common stock nor stock appreciation rights were granted by us during 2005. The exercise prices for all options reported below are not less than 100% of the per share market prices for common stock on their dates of grant.

Option Grants in 2005

		% of Total Options Granted to Employees in 2005
	Number of Securities Underlying Options Granted				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation(1)
			Exercise or Base Price ($/Sh)
Name				Expiration Date
					0%/($)	5%($)	10%($)
Daniel Glassman	200,000	20.02%	14.75	11/21/2010	0	3,422,987	4,319,388
Bradley Glassman	100,000	10.01%	13.41	11/21/2015	0	2,184,348	3,478,209
Alan Goldstein	30,000	3.00%	13.41	11/21/2015	0	655,304	1,043,463
Ralph Landau	30,000	3.00%	13.41	11/21/2015	0	655,304	1,043,463
R. Brent Lenczycki	80,000	8.01%	13.41	11/21/2015	0	1,747,478	2,782,567

(1)
The potential realizable value portion of the table illustrates amounts that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded annual rates of stock price appreciation over the scheduled life of the options. This table does not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting schedules. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of our stock price. The column indicating 0% appreciation is included to reflect the fact that a zero percent gain in stock price appreciation from the market price of the common stock on the date of grant will result in zero dollars for the optionee. No gain to the optionees is possible without an increase in stock price. Dollar amounts shown are not discounted to present value.

        Options issued typically vest over three years and have expiration dates ten years after issuance for employees and five years for board members and employees that have over 10% ownership.

        The following table presents the value, on an aggregate basis, as of December 31, 2005, of outstanding stock options held and the stock options exercised during 2005 by our executive officers listed in the Summary Compensation Table above.

Aggregated Option Exercises in 2005
and Year-End Option Values

					Value of Unexercised In-the-Money Options at Year-End(2)
			Number of Securities Underlying Unexercised Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel Glassman	359,589	$3,897,208	352,554	200,000	$183,360	—
Bradley Glassman	—	—	60,000	100,000	$147,000	—
Alan Goldstein	—	—	—	30,000	—	—
Ralph Landau	—	—	15,000	30,000	—	—
R. Brent Lenczycki	—	—	82,265	80,000	$303,375	—

(1)
Value realized is calculated based on the closing price of the common stock of the underlying shares on the date of exercise, minus the exercise price and assumes the sale of all the underlying shares.

(2)
Value of unexercised in-the-money options is calculated based on the market value of the underlying shares, minus the exercise price and assumes the sale of all the underlying shares on December 31, 2005, at a price of $9.50, which was the closing price of the common stock on that date.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2005, relating to the Company's equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,875,089	$13.76	692,959
Equity compensation plans not approved by security holders	—	—	—

Total	1,875,089	$13.76	692,959

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        On December 6, 2005, upon the approval of our Board of Directors and the Compensation Committee of our Board of Directors, we entered into employment agreements with each of Daniel Glassman, our Chairman of the Board, President and Chief Executive Officer, R. Brent Lenczycki, our Vice President and Chief Financial Officer, Bradley Glassman, our Senior Vice President, Sales and Marketing, and Alan Goldstein, our Vice President, Corporate Development. We also entered into a Change of Control Agreement with Ralph Landau, Ph.D., our Vice President, Chief Scientific Officer, on December 6, 2005.

        Under the employment agreements, which are each effective as of December 6, 2005, Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein will serve in their positions until the third anniversary of the effective date, unless sooner terminated by him or us. Each agreement renews automatically for an additional one year on the expiration date and on each anniversary of the expiration date unless we or the employee gives written notice to the other to the contrary at least 90 days prior to the end of the term or renewal term, as the case may be. Mr. D. Glassman will receive an annual base salary of $675,000 plus an annual non-accountable expense allowance of $25,000. Mr. Lenczycki will receive an annual base salary of $262,500. Mr. B. Glassman will receive an annual base salary of $260,000. Mr. Goldstein will receive an annual base salary of $235,000. From time to time during the term of their agreements, each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein will be entitled to receive options to purchase shares of our common stock or other similar securities on terms and conditions established by our Board of Directors and Compensation Committee. Additionally, Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein are eligible to participate in our bonus and benefit plans in which our senior executives are generally entitled to participate.

        Upon termination of employment without "cause" or for "good reason" (as such terms are defined in the employment agreements), each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein will be entitled to: (i) a lump sum cash payment equal to the sum of (a) any accrued but unpaid salary as of the date of such termination, (b) any accrued but unpaid annual cash bonus payable under our EVA Bonus Plan (as described below) for any annual period ended prior to the date of such termination, and (c) all expenses incurred for which documentation has been or will be provided in accordance with our policies but not yet reimbursed; (ii) a lump sum cash payment equal to the amount payable under our EVA Bonus Plan for the annual period in which such termination occurs, prorated through the date of such termination; (iii) continuation of all perquisites and other Bradley-related benefits to which he was entitled as of the date of his termination through the end of the second calendar year following the year in which his employment terminates; (iv) immediate vesting of all of his stock options or any other equity awards based on our securities; (v) continued participation in, and continuation by us of the payment of the relevant premiums applicable to, the life insurance and health, welfare and medical insurance plans through the end of the second calendar year following the year in which his employment terminates; and (vi) continued participation by him and his dependents in all other Bradley-sponsored health, welfare and benefit plans through the end of the second calendar year following the year in which his employment terminates. In addition to the foregoing payments and benefits continuation, upon termination without "cause" or for "good reason", each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein will be entitled to a lump sum cash payment equal to two times the sum of his then current annual salary and the average amount paid to him under our EVA Bonus Plan with respect to the most recent three calendar years.

        If a "change of control" (as defined in the employment agreements) of the Company occurs during the term of his employment agreement, and if, during such term and within twelve months after the date on which the "change of control" occurs, his employment is terminated by us without "cause" or by him for any reason, then each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein, as applicable, will be entitled to the payments and benefits described in the preceding paragraph for a termination without "cause" or for "good reason".

        In the event that any payment under his employment agreement is subject to the excise tax for golden parachute payments, we will provide Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein, as applicable, with a gross-up payment as may be necessary to put him in the same after-tax position as if the payments had not been subject to the excise tax.

        Each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein has agreed that he will not compete with us for a period of twelve months immediately following the term of his employment agreement; provided, however, that such restriction will not apply if his employment is terminated without "cause" or he terminates his employment for "good reason", regardless of whether a "change of control" has occurred.

        Under Mr. Landau's Change of Control Agreement, if a "change of control" (as defined in the agreement) occurs, and if within twelve months after the date on which the "change of control" occurs, his employment is terminated by either Mr. Landau or us for any reason, except if termination is by us for "cause" (as defined in the agreement), then Mr. Landau will be entitled to the same payments and benefits described in the paragraph above regarding the termination of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, or Mr. Goldstein for a termination without "cause" or for "good reason". Mr. Landau will be entitled to a gross-up payment, if necessary, as described in the paragraph above regarding gross-up payments to Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, or Mr. Goldstein. Mr. Landau has also agreed not to compete with us for a period of twelve months immediately following his termination of employment; provided, however, that such restriction will not apply if Mr. Landau's employment is (x) terminated without "cause" or (y) Mr. Landau terminates his employment for "good reason", in each case within twelve months following the date on which a "change of control" occurs.

Other Compensation Plans

        In 1998, we initiated the Stern Stewart EVA® Financial Management System. EVA®, Economic Value Added, is defined as essentially net income less a charge for the capital that is employed in the business. Based upon the change in EVA® from the current year to the previous year, a portion of the change in profitability is distributed to all our employees. Included in the 2003 bonuses distributed to executive officers listed in the Summary Compensation Table above were the bonuses accrued for the related fiscal year based upon the EVA® Financial Management System. For 2004 and 2005, the bonuses distributed to the executive officers listed in the Summary Compensation Table above were based upon qualitative work performed in 2004 and 2005.

Compensation of Directors

        Non-employee directors receive an initial grant upon joining the Board of Directors of 15,000 options to purchase shares of our common stock that vest over a period of three years from the date of grant. From January 1, 2004 to December 1, 2005, these directors also received an annual retainer of $6,500 per year, an annual grant of 5,000 options to purchase shares of our common stock that vest over a period of three years from the date of grant and a fee of $1,000 for each meeting of the Board of Directors or any Board committee meeting attended by that director, plus out-of-pocket costs. In addition, our non-employee directors who served as a Chair of a committee of our Board received a payment of $1,000 to $2,000 per month in that capacity. Directors who are also employees receive no additional compensation for their services as directors.

        In addition to the director compensation listed above, our non-employee directors began receiving additional monthly fees for their additional work in connection with the informal inquiry conducted by the staff of the SEC related to our need to restate our consolidated financial statements for the quarter ended September 30, 2004 and related matters, starting as of mid-December 2004. The Audit Committee Chairman received $25,000 per month, other Audit Committee Members received $10,000 per month, and other non-employee directors received $5,000 per month, which fees were terminated effective December 1, 2005.

        Effective December 1, 2005, the Board of Directors approved fees to be paid to its non-employee directors in lieu of existing director fees. Each such director will receive an annual $20,000 cash retainer. The Chairman of the Audit Committee will receive an additional annual retainer of $7,500 and the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional annual retainer of $3,000. Non-employee directors will receive $1,000 for each Board of Directors meeting or committee meeting attended in person or by telephone. Additionally, each continuing non-employee director will receive an annual grant of 5,000 options to purchase shares of our common stock in accordance with our stock option plan.

COMPENSATION COMMITTEE REPORT

        The Company's Compensation Committee is comprised of three independent, non-employee directors. The Compensation Committee is responsible for the oversight of the compensation of our executive officers and the administration of our stock option plans. Our executive officers' compensation is comprised of salary, stock options, restricted stock and cash bonuses. Daniel Glassman, our Chairman and Chief Executive Officer, recommends the annual salary and any cash bonus for each executive officer other than himself. The Compensation Committee approves Mr. Glassman's annual salary and stock option distributions. In the case of an increase in salary or bonus to other executive officers, Mr. Glassman and the Compensation Committee approve the increase. Mr. Glassman and the Compensation Committee apply the largely subjective and non-quantitative criteria discussed below in evaluating compensation and have not assigned any particular numerical weight to these factors. The salary of an executive officer is determined by the significance of the position to our Company, individual experience, talents and expertise, tenure with our Company, cumulative contribution to our Company's success, individual performance as it relates to effort and achievement of progress toward particular objectives for the executive officer and to Bradley's immediate and long-term goals, and information gathered as to comparable companies in the same industry as the Company. Due to Bradley's phase of growth and development, in addition to its goal of increasing profitability, other elements of performance that are used in structuring executive compensation levels are increases in revenues, new product introductions, progress in research and development, raising new capital, strategic alliances, customer service values, cost-effective operation and the personal commitment to Bradley's ideals and mission. This Committee believes the compensation of our executive officers is generally comparable to the range of compensation data obtained when we gathered data as to comparable companies. However, this belief should be considered in light of the facts that the elements of compensation of such comparable companies are not necessarily directly comparable to those of our Company. The amount awarded to a particular executive officer is based upon Bradley's overall performance, the executive's individual performance, the particular executive officer's base salary level, and overall equity and fairness.

        We grant stock options and restricted stock to our executive officers to link the interests and risks of our executive officers with those of our stockholders. The executive officers granted stock options and restricted stock receive value as the price of our stock increases. We base our decisions to make such grants on Bradley's performance and the individual's performance as discussed above, the executive's base salary and bonus levels, the amount of prior option and restricted stock grants, length of service, and overall equity and fairness.

        For 2004, Daniel Glassman, Chairman of the Board and Chief Executive Officer, received an annual salary of $623,100 and was paid total bonuses of $282,342. For 2005, Mr. Glassman received an annual salary of $707,211 and was paid total bonuses of $110,703. For both 2004 and 2005, the Board of Directors made decisions regarding Mr. Glassman's compensation based upon a variety of factors, including Bradley's performance during the fiscal year and based upon a subjective analysis of Mr. Glassman's contributions to Bradley's overall performance during each fiscal year.

        Section 162(m) of the Internal Revenue Code limits the tax deduction allowable for executive compensation to $1.0 million per year for certain executive officers unless such compensation is performance-based. As the cash compensation paid to each of the Company's executive officers during 2004 and 2005 was below $1.0 million and the Committee believes that stock options granted during each of those years would meet the requirements for performance-based compensation, the Committee believes that Section 162(m) will not prevent the Company from receiving a tax deduction for any compensation paid to its executive officers during 2004 and 2005.

COMPENSATION COMMITTEE
June 7, 2006
Michael Fedida, Chairman Dr. Andre Fedida Dr. Alan Wolin

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to us for 2004 pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, and written representations from current reporting persons that all required reports had been filed, we believe that all current reporting persons filed the required reports on a timely basis, except for (1) Daniel Glassman's exercise of 150,000 options on January 18, 2004 was reported on January 26, 2004; (2) Daniel Glassman's exercise of 150,000 options on October 25, 2004 was reported on October 28, 2004; (3) Dr. Ralph Daniel's grant from us of 5,000 options on June 15, 2004 was reported on August 11, 2004; (4) Dr. Andre Fedida's grant from us of 5,000 options on June 15, 2004 was reported on August 11, 2004; (5) Iris Glassman's grant from us of 5,000 options on June 15, 2004 was reported on August 11, 2004; (6) Steven Kriegsman's grant from us of 5,000 options on June 15, 2004 was reported on August 11, 2004; (7) Dr. Alan Wolin's grant from us of 5,000 options on June 15, 2004 was reported on August 11, 2004; (8) Bradley Glassman's purchase of 1,053 shares of our common stock on March 10, 2004 was reported on March 29, 2004; (9) Alan Goldstein's purchase of 204 shares of our common stock on March 23, 2004 was reported on March 29, 2004; and (10) Ralph Landau's purchase of 400 shares of our common stock on March 10, 2004 was reported on March 29, 2004.

        Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to us for 2005 pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, and written representations from current reporting persons that all required reports had been filed, we believe that all current reporting persons filed the required reports on a timely basis, except for (1) Daniel Glassman's grant from us of 200,000 options on November 22, 2005 was reported on November 28, 2005; (2) Bradley Glassman's grant from us of 100,000 options on November 22, 2005 was reported on November 28, 2005; (3) Iris Glassman's exercise of 18,000 options on September 10, 2005 was reported on September 14, 2005; (4) Alan Goldstein's grant from us of 30,000 options on November 22, 2005 was reported on November 28, 2005; (5) Ralph Landau's grant from us of 30,000 options on November 22, 2005 was reported on November 28, 2005; (6) R. Brent Lenczycki's grant from us of 80,000 options on November 22, 2005 was reported on November 28, 2005; (7) William Renzo was hired by us on December 12, 2005 and his Form 3 was filed on August 28, 2006; and (8) William Renzo's grant from us of 20,000 options on December 12, 2005 was reported on August 28, 2006.

RELATED PARTY TRANSACTIONS

        We currently lease approximately 33,000 square feet of office space at 383 Route 46 West, Fairfield, New Jersey, under a lease expiring on January 31, 2008. The owner and manager of this property is a limited liability company that is owned and controlled by Daniel Glassman and his spouse, Iris Glassman. At our option, we can extend the term of the lease for an additional five years beyond expiration. The lease agreement obligates us to pay 3% increases in annual lease payments per year. Rent expense, including our proportionate share of real estate taxes, was approximately $487,000 and $614,000 in 2004 and 2005, respectively, as a result of our renting approximately 7,000 additional square feet of space.

Compensation Committee Interlocks and Insider Participation

        During 2005, the members of the Compensation Committee were Mr. Fedida (Chairman), Dr. Fedida and Dr. Wolin. No member of our Compensation Committee nor any executive officer of the Company or any of its subsidiaries has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company.

COMPARATIVE STOCK PERFORMANCE

        The following graph compares the five-year cumulative total stockholder return for our common stock (assuming reinvestment of dividends) against the New York Stock Exchange Composite index and the S&P 500 Health Care Index.

        The annual changes for the five-year period shown in the graph are based on the assumption that $100 had been invested in our common stock and each index on December 31, 2000, as required by SEC rules, and that all dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on December 31, 2005.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

        Grant Thornton LLP served as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2004 and 2005. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions from the Company's stockholders. For the fiscal years ended December 31, 2005, 2004 and 2003, professional services were performed by Grant Thornton LLP. The following table shows the fees billed or expected to be billed to the Company for the audit and other services provided by Grant Thornton LLP for 2005, 2004 and 2003:

	2005	2004	2003
Audit Fees	$2,216,000	$2,349,000	$848,000
Audit-Related Fees	54,000	77,000	24,000

Total Audit and Audit-Related Fees	2,270,000	2,426,000	872,000
Tax Fees	115,000	155,000	91,000
All Other Fees	—	394,000	—

Total Fees	$2,385,000	$2,975,000	$963,000

        Audit Fees.    This category includes the audit of the Company's consolidated financial statements, and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, SEC registration statements and comfort letters and the SEC informal inquiry that commenced during December 2004.

        Audit-Related Fees.    The services for fees under this category include other accounting advice and employee benefit plan audits.

        Tax Fees.    These fees relate to the preparation and review of tax returns, tax planning and tax advisory services.

        All Other Fees.    These fees primarily relate to due diligence for the Bioglan acquisition.

        Our Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, subject to certain dollar limitations, it will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Unless otherwise determined by the Audit Committee or otherwise required by applicable law, the Chair of the Audit Committee has the right to exercise the pre-approval authority of the Audit Committee. The Audit Committee has determined that the professional services rendered by Grant Thornton are compatible with maintaining the principal accountant's independence. The Audit Committee gave prior approval to all audit and non-audit services rendered in 2005 and 2004.

AUDIT COMMITTEE REPORT

        In accordance with the Company's written charter adopted by the Board of Directors, the Audit Committee is responsible for the oversight of the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Reports on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee's responsibilities are set forth in a written charter that was adopted by the Company's Board of Directors, a copy of which is available on our web site at www.bradpharm.com.

        The Committee reviewed with the Company's independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, its judgments as to the acceptability as well as the appropriateness of the Company's application of accounting principles and such other matters as are required to be discussed with the Committee by SAS No. 61 (communications with audit committees), as amended by SAS No. 89 and 90 and Public Company Accounting Board Auditing Standards No. 2. In addition, the Committee has discussed with the Company's independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the independence of the Company's independent registered public accounting firm. The Committee has pre-approved all audit and non-audit services.

        The Committee held nine meetings during 2004 and 18 meetings during 2005. The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. Management has reviewed the audited financial statements for the fiscal years ended December 31, 2004 and December 31, 2005 with the Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In connection with these reviews and discussions, the Committee asked a number of questions of management and the independent registered public accounting firm to help give the Committee comfort in connection with its review. The Committee also met with management and the independent registered public accounting firm to discuss the Company's 2004 and 2005 interim financial statements included in the Company's Quarterly Reports on Form 10-Q prior to their filing with the SEC. In addition, the Committee met with the Company's internal auditor to discuss appropriate matters.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements of the Company for the fiscal year ended December 31, 2004 be included in the Annual Report on Form 10-K for the year ended December 31, 2004 and that the audited financial statements of the Company for the fiscal year ended December 31, 2005 be included in the Annual Report on Form 10-K for the year ended December 31, 2005, in each case for filing with the SEC. The Committee has also selected Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2006.

AUDIT COMMITTEE(1)
June 7, 2006	Steven Kriegsman, Chairman(2) Andre Fedida, M.D. Alan Wolin, Ph.D. William J. Murphy(3)

(1)
The Board of Directors has determined that each member of the Committee is an independent director under applicable standards.

(2)
Mr. Kriegsman is qualified as an audit committee financial expert within the meaning of SEC regulations.

(3)
Mr. Murphy joined the Committee in February 2006. Mr. Murphy is qualified as an audit committee financial expert within the meaning of SEC regulations.

METHOD AND COST OF PROXY SOLICITATION

        In addition to sending you these materials, some of our directors and executive officers as well as certain members of management may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by us, postings on our web site, www.bradpharm.com, and advertisements in periodicals. Appendix A sets forth information relating to our directors, director nominees, officers, and employees who are considered "participants" in our solicitation under the rules of the SEC by reason of their position as directors, director nominees, officers or employees or because they may be soliciting proxies on our behalf.

        We also have retained Georgeson Inc., 17 State Street, New York, NY 10004, to assist us in soliciting your proxy. Georgeson expects that approximately 50 of its employees will assist in the solicitation. Georgeson will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of Bradley common stock. If so, we will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Bradley common stock.

        The Company will pay the costs of soliciting your vote, including the costs of preparing, printing and mailing the proxy materials. None of our officers or employees will receive any extra compensation for soliciting you. Georgeson Inc. will receive an estimated fee of up to $250,000 plus reasonable out-of-pocket expenses. Under Georgeson's retention agreement, the Company will generally indemnify and hold harmless Georgeson and its affiliates against claims, costs and expenses directly relating to Georgeson's services to the Company. Our expenses related to the solicitation in excess of those normally spent for an Annual Meeting as a result of the proxy fight including Georgeson but excluding salaries and wages of our regular employees and officers are expected to be approximately $1.1 million of which approximately $600,000 has been spent to date. These expenses exclude the costs of litigation commenced by Costa Brava of approximately $225,000 to date, which amount could grow significantly.

        Costa Brava has also presented a proposal authorizing the Company, if any of the Costa Brava nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava nominees in undertaking their solicitation and related litigation. Further, if any of Costa Brava's proposals are approved by the stockholders or Costa Brava petitions a court to award payment of its expenses, the Company may be required to pay the significant expenses incurred by Costa Brava in connection with its solicitation.

ANNUAL REPORT AND COMPANY INFORMATION

        This Proxy Statement is accompanied by the Company's 2005 Annual Report on Form 10-K, which we have previously filed with the SEC and includes audited financial statements. You can obtain any of the documents that we file with the SEC by contacting us or the SEC (see below for information on contacting the SEC). We will deliver promptly a separate copy of this Proxy Statement to you if you call or write us at the following address or phone number. To obtain documents from us, at no charge, please direct requests in writing to:

Bradley Pharmaceuticals, Inc.
383 Route 46 West
Fairfield, New Jersey 07004
Attention: Corporate Secretary
(973) 882-1505

        We file reports, proxy statements and other information with the SEC, much of which can be accessed through the SEC's web site (http://www.sec.gov). In addition, our web site at www.bradpharm.com provides ongoing information about the Company and its performance. Please note that information contained on our web site does not constitute part of this Proxy Statement.

MISCELLANEOUS

        As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Annual Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Annual Meeting or any adjournments thereof, the person named in the enclosed Proxy or his substitute will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with his best judgment.

        A list of stockholders of record entitled to be present and vote at the Annual Meeting will be available at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, for inspection by stockholders who make a written request to the Company to do so by certified mail, return receipt requested, during regular business hours from October 16, 2006 to the date of the Annual Meeting. The list will also be available during such times at the offices of the Company in Fairfield, New Jersey for inspection by stockholders. In addition, the list will be available during the Annual Meeting for inspection by stockholders who are present.

        It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the enclosed WHITE proxy card immediately or to vote their shares by Internet or by telephone. No postage need be affixed if mailed in the enclosed envelope in the United States.

By Order of the Board of Directors,

DANIEL GLASSMAN
Chairman, President and CEO
September 29, 2006

APPENDIX A

PARTICIPANT INFORMATION

        Bradley Pharmaceuticals, Inc ("Bradley"), its current directors, director nominees, executive officers and other members of management are "participants" in a solicitation of proxies in connection with Bradley's upcoming 2006 annual meeting of stockholders. Each of the current directors, director nominees and executive officers of Bradley are identified under the heading "Directors and Executive Officers" in the attached Proxy Statement and their respective ownership of the equity securities of Bradley beneficially owned by each of these persons as of July 31 2006 is set forth under the heading "Security Ownership of Certain Beneficial Owners and Management." The address for each of the current directors, director nominees, executive officers and other members of management is c/o Bradley Pharmaceuticals, Inc., 383 Route 46 West, Fairfield, New Jersey 07004. Each of the other members of management of Bradley who are "participants" in the solicitation is listed below, together with the number of equity securities of Bradley beneficially owned by each of these persons as of July 31, 2006. None of the persons listed below owns any equity securities of Bradley of record that such person does not own beneficially.

Certain Employees

Name	Title and Address	Shares of Common Stock Owned(1)(2)
David Addis	Vice President, Creative Services	—
Anthony Griffo	Vice President, Human Resources/Investor Relations	16,222
John Knoop	Vice President, General Manager Kenwood Therapeutics	16,000
William Renzo	Vice President, Managed Care/Trade Relations	—

(1)
Shares listed in this column include all shares in which the named individuals have a present beneficial economic interest. Each person has both sole voting and sole investment power with respect to the shares listed unless otherwise indicated.

(2)
Shares listed include shares subject to stock options granted under the Company's stock option plans and exercisable within 60 days following July 31, 2006 (J. Garrigan, 24,000; A. Griffo, 6,274; and J. Knoop, 16,000).

Information Regarding Transactions in our Securities by Participants

        The following table sets forth information regarding purchases and sales during the past two years of shares of our common stock by our directors, director nominees, executive officers and certain members of management who, under the rules of the Securities Exchange Commission, are "participants" in our solicitation of proxies in connection with the Annual Meeting. Except as set forth below or as otherwise disclosed in this Proxy Statement, none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

Name	Date	# of Shares of Common Stock	Transaction Footnote
Daniel Glassman	2/21/06	25,000	(1)
	12/02/05	341,589	(1)
	9/10/05	18,000	(1)
	3/17/05	22	(2)
	2/10/05	22	(2)
	1/14/05	15	(2)
	12/07/04	25	(2)
	11/09/04	26	(2)
	10/25/04	150,000	(1)
	10/12/04	23	(2)
	9/10/04	18	(2)
	8/16/04	20	(2)
	7/14/04	17	(2)
	7/08/04	31,279	(1)
Iris Glassman	7/07/06	30,000	(1)
	11/29/05	22,878	(1)
	9/10/05	18,000	(1)
	12/29/04	50,000	(1)
Bradley Glassman	3/09/05	109	(2)
	2/10/05	34	(2)
	10/12/04	42	(2)
	9/10/04	62	(2)
	8/16/04	68	(2)
	7/14/04	58	(2)
David Addis	—	—	—
Anthony Griffo	12/07/04	50	(2)
	11/09/04	47	(2)
	10/12/04	41	(2)
	9/10/04	33	(2)
	8/16/04	37	(2)
	7/14/04	31	(2)
Alan Goldstein	—	—	—
John Knoop	—	—	—
Ralph Landau, Ph.D.	3/09/05	18	(2)
	2/10/05	10	(2)
	1/14/05	10	(2)
	12/07/04	8	(2)
	11/09/04	9	(2)
	10/12/04	8	(2)
	9/10/04	6	(2)
	8/16/04	7	(2)
	7/14/04	6	(2)
R. Brent Lenczycki	3/09/05	85	(2)
	2/10/05	27	(2)
	10/12/04	27	(2)
	9/10/04	30	(2)
	8/16/04	33	(2)
	7/14/04	28	(2)
William Renzo	—	—	—

(1)
Shares purchased through the exercise of options.

(2)
Shares purchased through the Bradley Pharmaceuticals, Inc. 401(k) Savings Plan.

Miscellaneous Information Concerning Participants

        Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, to the best of our knowledge, no associate of any person identified herein as a "participant" beneficially owns any shares of common stock or other securities of Bradley. Furthermore, except as described in this Appendix A or otherwise disclosed in this Proxy Statement, to the best of our knowledge, no person identified herein as a "participant" or any of his or her associates, is either a party to any transactions or series of similar transactions since the beginning of our last fiscal year, or any currently proposed transaction or series of similar transactions, (i) in which we or any of our subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, or (iii) in which any such person or any of his or her associates had or will have, a direct or indirect material interest.

        To the best of our knowledge, except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, no person identified herein as a "participant" or any of his associates has entered into any agreement or understanding with any person respecting any future employment by us or our affiliates or any future transactions to which we or any of our affiliates will or may be a party. Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, to the best of our knowledge, there are no contracts, arrangements or understandings by any of the persons identified herein as a "participant" within the past year with any person with respect to any securities of Bradley, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

        Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, to the best of our knowledge, none of the persons identified herein as a "participant" owns beneficially any securities of any subsidiary of Bradley.

        Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, to the best of our knowledge, no person identified herein as a "participant" has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

        There are no material proceedings to which any person listed above under "Directors, Officers and Certain Employees" or any associate of any such person is a party adverse to Bradley or any of is subsidiaries or has a material interest adverse to Bradley or any of its subsidiaries. Except as set forth in the Proxy Statement, there are no family relationships among the directors, director nominees and executive officers of Bradley.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COMMON STOCK

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 26, 2006

P R O X Y
THE UNDERSIGNED HEREBY APPOINT(S) DANIEL GLASSMAN AND ALAN S. GOLDSTEIN, AND EACH OF THEM INDIVIDUALLY, PROXY FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF BRADLEY PHARMACEUTICALS, INC. WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE OFFICES OF MORRISON & FOERSTER LLP, 1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104, ON THURSDAY, OCTOBER 26, 2006, AT 9:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS THEREOF, UPON THE MATTERS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AS FOLLOWS:

 THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES TO THE BOARD OF DIRECTORS IN PROPOSAL 1, FOR THE RATIFICATION IN PROPOSAL 2, AGAINST THE PROPOSALS BY A STOCKHOLDER IN PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5 AND WITH THE DISCRETION OF THE PROXY OR PROXIES ON ANY OTHER BUSINESS.

ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 IS HEREBY ACKNOWLEDGED.

(Continued and to be signed on the reverse side)

BRADLEY PHARMACEUTICALS, INC. OFFERS STOCKHOLDERS OF RECORD
THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-732-6583, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on October 25, 2006.
Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on October 25, 2006.
Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

\/    DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL    \/

☒	Please mark votes as in this example in blue or black ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.					MANAGEMENT RECOMMENDS A VOTE "AGAINST" PROPOSALS 3, 4 & 5.
	1. ELECTION OF DIRECTORS:				3.	If properly presented to the meeting, to vote upon a	FOR ☐	AGAINST ☐	ABSTAIN ☐
	HOLDERS OF COMMON STOCK NOMINEES:					proposal by a stockholder that requests that
	O WILLIAM J. MURPHY O THOMAS P. STAGNARO O ROBERT S. WHITEHEAD	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐		the Board of Directors establish a policy to separate, whenever possible, the roles of Chair and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors;
	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •				4.	If properly presented to the meeting, to vote upon a proposal by a stockholder to recommend that the Board of Directors of the Company consider a recapitalization transaction that adopts a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors;	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To ratify the Audit Committee's selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006;	FOR ☐	AGAINST ☐	ABSTAIN ☐	5.	If properly presented to the meeting, to vote upon a proposal by a stockholder to authorize the Company, if any of such stockholder's nominees are elected to the Board of Directors, to reimburse the costs and expenses of such stockholder and its nominees in undertaking their solicitation and related litigation; and	FOR ☐	AGAINST ☐	ABSTAIN ☐
					6.	To consider and act upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

Date	, 2006

Signature of Stockholder
Signature of Stockholder

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CLASS B COMMON STOCK

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 26, 2006

P R O X Y
THE UNDERSIGNED HEREBY APPOINT(S) DANIEL GLASSMAN AND ALAN S. GOLDSTEIN, AND EACH OF THEM INDIVIDUALLY, PROXY FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF CLASS B COMMON STOCK, $.01 PAR VALUE PER SHARE, OF BRADLEY PHARMACEUTICALS, INC. WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE OFFICES OF MORRISON & FOERSTER LLP, 1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104, ON THURSDAY, OCTOBER 26, 2006, AT 9:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS THEREOF, UPON THE MATTERS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AS FOLLOWS:

 THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES TO THE BOARD OF DIRECTORS IN PROPOSAL 1, FOR THE RATIFICATION IN PROPOSAL 2, AGAINST THE PROPOSALS BY A STOCKHOLDER IN PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5 AND WITH THE DISCRETION OF THE PROXY OR PROXIES ON ANY OTHER BUSINESS.

ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 IS HEREBY ACKNOWLEDGED.

(Continued and to be signed on the reverse side)

BRADLEY PHARMACEUTICALS, INC. OFFERS STOCKHOLDERS OF RECORD
THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-732-6583, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on October 25, 2006.
Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on October 25, 2006.
Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

\/    DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL    \/

☒	Please mark votes as in this example in blue or black ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.					MANAGEMENT RECOMMENDS A VOTE "AGAINST" PROPOSALS 3, 4 & 5.
	1. ELECTION OF DIRECTORS:				3.	If properly presented to the meeting, to vote upon a	FOR ☐	AGAINST ☐	ABSTAIN ☐
	HOLDERS OF CLASS B COMMON STOCK NOMINEES:					proposal by a stockholder that requests that
	O DANIEL GLASSMAN O ANDRE FEDIDA, M.D. O MICHAEL FEDIDA, R.Ph. O LEONARD S. JACOB, M.D., Ph.D. O STEVEN KRIEGSMAN	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐		the Board of Directors establish a policy to separate, whenever possible, the roles of Chair and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors;
	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •				4.	If properly presented to the meeting, to vote upon a proposal by a stockholder to recommend that the Board of Directors of the Company consider a recapitalization transaction that adopts a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors;	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To ratify the Audit Committee's selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006;	FOR ☐	AGAINST ☐	ABSTAIN ☐	5.	If properly presented to the meeting, to vote upon a proposal by a stockholder to authorize the Company, if any of such stockholder's nominees are elected to the Board of Directors, to reimburse the costs and expenses of such stockholder and its nominees in undertaking their solicitation and related litigation; and	FOR ☐	AGAINST ☐	ABSTAIN ☐
					6.	To consider and act upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

Date	, 2006

Signature of Stockholder
Signature of Stockholder

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on October 26, 2006
TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held on October 26, 2006
ABOUT THE MEETING
PROXY FIGHT
PROPOSAL ONE ELECTION OF DIRECTORS
Nominees for Election by the Holders of Common Stock
Nominees for Election by the Holders of Class B Common Stock
CORPORATE GOVERNANCE INFORMATION
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2005
Aggregated Option Exercises in 2005 and Year-End Option Values
Equity Compensation Plan Information
COMPENSATION COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PARTY TRANSACTIONS
COMPARATIVE STOCK PERFORMANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
AUDIT COMMITTEE REPORT
METHOD AND COST OF PROXY SOLICITATION
ANNUAL REPORT AND COMPANY INFORMATION
MISCELLANEOUS